UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CoreWeave, Inc.
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Notice of 2026 Annual Meeting of Stockholders
April 22, 2026
Dear Stockholders:

We invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of CoreWeave, Inc., a Delaware corporation, which will be held virtually on Monday, June 8, 2026 at 4:00 p.m. Eastern Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CRWV2026, where you will be able to listen to the meeting live and vote your shares online during the meeting, just as you would at an in-person meeting. We believe that a virtual stockholder meeting makes it easier for our stockholders to attend and participate more fully and equally in the Annual Meeting.

We will hold the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.    To elect Michael Intrator, the nominee for Class I director, to serve until our 2029 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification, retirement, or removal;
2.    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026;
3.    To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in the Proxy Statement; and
4.    To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our Named Executive Officers should be held every one, two, or three years.
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. At this time, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.

Our Board of Directors has fixed the close of business on April 15, 2026 as the record date for the Annual Meeting. Only stockholders of record on April 15, 2026 are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available upon request for examination by any stockholder, during ordinary business hours at our headquarters, for any purpose relating to the Annual Meeting for a period of ten (10) days ending on June 7, 2026, the day before the Annual Meeting date. Additional information regarding voting rights, the matters to be voted upon and instructions to attend the Annual Meeting is presented in the Proxy Statement.

The Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) is first being mailed on or about April 22, 2026 to all stockholders entitled to vote at the Annual Meeting. You will be asked to enter the 16-digit control number located on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting.

Every stockholder vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by internet, telephone or mail to ensure your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting. Returning the proxy does not affect your right to attend the Annual Meeting or to vote your shares at the Annual Meeting. For additional instructions on attending the Annual Meeting or voting your shares, please refer to the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” in the accompanying Proxy Statement.

Thank you for your ongoing support and continued interest in CoreWeave.

By Order of the Board of Directors,

Michael Intrator
Chief Executive Officer, President, and Chairperson of the Board of Directors

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and our Annual Report are available at www.proxyvote.com.

Proxy Statement for 2026 Annual Meeting of Stockholders
TABLE OF CONTENTS

Page
PROXY STATEMENT SUMMARY    1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE    3
PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTOR    19
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    20
PROPOSAL NO. 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS    23
PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS    24
EXECUTIVE OFFICERS    25
EXECUTIVE COMPENSATION    27
Compensation Discussion and Analysis    27
Report of the Compensation Committee    36
Compensation Tables    37
Pay Versus Performance    45
EQUITY COMPENSATION PLAN INFORMATION    50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    51
REPORT OF THE AUDIT COMMITTEE    56
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS    57
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING    64
OTHER MATTERS AND ADDITIONAL INFORMATION    72

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. In this Proxy Statement, we refer to CoreWeave, Inc., a Delaware corporation, and, where appropriate, its subsidiaries, taken as a whole, as “CoreWeave,” “we,” “us,” or “our” and the board of directors of CoreWeave as the “Board of Directors.”

Information about our 2026 Annual Meeting of Stockholders

Date and Time: Monday, June 8, 2026 at 4:00 p.m. Eastern Time.

Location: The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CRWV2026, where you will be able to listen to the meeting live and vote your shares online during the meeting.

Record Date: April 15, 2026. Holders of our Class A common stock and/or Class B common stock as of the close of business on the Record Date may vote at the Annual Meeting. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”

Voting Matters and Board of Directors Recommendations:

	Proposals	Board of Directors Recommendation	Page Numbers for Additional Information
1	Election of Class I Director	FOR	19
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	20
3	Advisory Vote on the Compensation of Our Named Executive Officers	FOR	23
4	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	ONE YEAR	24

We will also transact such other business as may properly come before the Annual Meeting or any adjournments, continuations or postponements thereof.

Governance and Board of Directors Highlights

We are committed to sound corporate governance, which strengthens the accountability of our Board of Directors and promotes the long-term interests of our stockholders. The list below highlights some of our corporate governance practices, as discussed further in this Proxy Statement.

●A majority of our directors are independent.
●Our Board of Directors has a Lead Independent Director, who is appointed annually, has well-defined rights and responsibilities, and is separate from the Chairperson of the Board of Directors.
●All committees of our Board of Directors are 100% composed of independent directors.
●We maintain risk oversight practices that address cybersecurity, information technology, financial, enterprise, and compensation matters, as well as other key areas of our operations.
●Independent directors conduct regular executive sessions.

●Directors have regular access to management and maintain open communication channels and strong working relationships among themselves.
●We conduct annual self-evaluations of the Board of Directors and committees of the Board of Directors.
●Our Board of Directors has oversight responsibility for environmental and sustainability matters and receives periodic updates from senior management on key sustainability topics.
Executive Compensation Highlights

We are committed to maintaining a thoughtful and market-aligned executive compensation program that supports our business strategy, reinforces accountability, and promotes the long-term interests of our stockholders. The highlights below summarize key features of our program, which are discussed in more detail in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement.
●We operate in a highly competitive talent market and use executive compensation as a tool to attract, retain, and motivate executives in order to serve stockholder interests by driving innovation and outcomes.
●The Compensation Committee, with input from management (other than the Chief Executive Officer with respect to his own compensation), external counsel, and its independent compensation consultant, oversees executive compensation decisions.
●Compensation decisions are informed by market data, executive responsibilities, company performance, individual impact, and internal pay alignment.
●Our pay program includes base salary, annual cash incentives tied to performance, and equity awards that promote long-term stockholder value creation and retention.
●In light of our evolving marketplace and initial public offering in March 2025, the Compensation Committee has utilized restricted stock units (“RSUs”) as the primary form of equity compensation.
●Compensation outcomes reflect company performance and individual contributions.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
CoreWeave is strongly committed to sound corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives with a view to enhancing long-term value for our stockholders.

The following table includes information regarding the Class I nominee for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, including their age, independence and position (each as of April 15, 2026), and the date since which they have served on the Board of Directors.

Name(1)	Age	Independent	Position	Class	Director Since
Michael Intrator	57		Chief Executive Officer, President, and Chairperson of the Board of Directors	Class I	September 2017
Brian Venturo	41		Chief Strategy Officer and Director	Class III	April 2019
Karen Boone(2)(3)	52	✔	Director	Class III	January 2025
Glenn H. Hutchins(3)(4)(5)	70	✔	Director	Class II	February 2025
Margaret C. Whitman(2)(4)	69	✔	Director	Class II	March 2025
___________
(1)    On April 16, 2026, Jack Cogen notified our Board of Directors that he would not stand for re-election at the Annual Meeting, and would therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting.
(2)     Member of the Audit Committee of the Board of Directors (the “Audit Committee”).
(3)    Member of the Compensation Committee of the Board of Directors (the “Compensation Committee”).
(4)    Member of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”).
(5)    Lead Independent Director.
Class I Director Nominee for Election at Annual Meeting
Michael Intrator is one of our co-founders and has served as Chairperson of our Board of Directors and as our Chief Executive Officer and President since September 2017. Previously, from January 2013 to January 2018, Mr. Intrator was a co-founder and the Chief Executive Officer of Hudson Ridge Asset Management LLC, a natural gas hedge fund. From September 1998 to July 2014, he served in roles of increasing responsibilities, including as a Principal Portfolio Manager, for the asset management and advisory firm Natsource Asset Management LLC, where he oversaw investments in global environmental markets and related energy products. Mr. Intrator earned a B.A. in Political Science from Binghamton University, and an M.P.A. from Columbia University’s School of International and Public Affairs.

We believe Mr. Intrator is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as our co-founder, Chief Executive Officer, and President.

As noted above, on April 16, 2026, Jack Cogen notified the Board of Directors that he would not stand for re-election at the Annual Meeting, and would therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting. Mr. Cogen’s decision not to stand for re-election was not due to any disagreement with us on any matter relating to our operations, policies or practices. Mr. Cogen has been an integral part of CoreWeave’s growth and success for more than eight years, offering strategic insight, steadfast guidance, and genuine commitment to our mission. Both we and the Board of Directors extend our deepest gratitude to Jack for his exceptional leadership, counsel, and partnership, and we look forward to his continued friendship and support in the years ahead.

Class II Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Margaret C. Whitman has served as a member of our Board of Directors since March 2025. Ms. Whitman previously served as United States Ambassador to Kenya from July 2022 to November 2024. Prior to that, she was Chief Executive Officer of Quibi Holdings, LLC, a mobile media company, from March 2018 to February 2021. From June 2017 to February 2018, Ms. Whitman served as Chief Executive Officer of Hewlett Packard Enterprise Company (“HPE”), a multinational information technology enterprise, and as HPE’s President and Chief Executive Officer, from November 2015 to June 2017. Before her role at HPE, she was President and Chief Executive Officer of Hewlett-Packard Company (now known as HP Inc.), from September 2011 to July 2015, as well as Chair of their board of directors from July 2014 to November 2015. Ms. Whitman also served as President and Chief Executive Officer of eBay Inc., an e-commerce company, from March 1998 to November 2008. Ms. Whitman has previously served on the boards of directors of The Procter & Gamble Company, a multinational consumer goods company, from February 2011 to July 2022, General Motors Company, a multinational automotive manufacturing company, from March 2021 to July 2022, and Dropbox, Inc., a cloud storage company, from September 2017 to May 2020. Ms. Whitman holds an A.B. in Economics from Princeton University and an MBA from Harvard Business School.

We believe Ms. Whitman is qualified to serve as a member of our Board of Directors due to her extensive leadership, strategy, risk management, and industry experience.

Glenn H. Hutchins has served as a member of our Board of Directors since February 2025 and has served as our Lead Independent Director since March 2025. Mr. Hutchins currently serves as the Chairman of North Island Management, LLC, a family investment office, also known as Tide Mill, LLC, a role he has held since 2013, and as Chairman of North Island Ventures, an investment firm, since 2020. He was a co-founder of Silver Lake, a technology investment firm, which was founded in 1999, and of which Mr. Hutchins served as Co-Chief Executive Officer until 2011 and, prior to that, as Managing Director from 1999 to 2011. Prior to that, Mr. Hutchins was a Senior Managing Director at The Blackstone Group, a global investment firm, from 1994 to 1999. He has served as Vice Chairman and Lead Independent Director of Banco Santander S.A., a financial services firm, since October 2023. Previously, Mr. Hutchins served as a director of AT&T Inc., a telecommunications company, from June 2014 to May 2025, as a director of Virtu Financial, Inc., a financial services firm, from July 2017 to August 2021 and as a director at Nasdaq, Inc., a global financial services technology company, from April 2005 to July 2017. Mr. Hutchins has served as the Co-Chairman of the Brookings Institution since November 2018 and was a director of the Federal Reserve Bank of New York from 2011 to 2020. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

We believe Mr. Hutchins is qualified to serve as a member of our Board of Directors due to his extensive operational, business planning, and investment expertise within the technology industry and his prior experience as an independent director on several public company boards of directors.

Class III Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
Brian Venturo is one of our co-founders and has served as a member of our Board of Directors since April 2019 and as our Chief Strategy Officer since March 2024. From October 2017 to March 2024, Mr. Venturo served as our Chief Technology Officer. Previously, from January 2013 to January 2018, Mr. Venturo was a Partner at Hudson Ridge Asset Management LLC, a natural gas hedge fund. From May 2007 to December 2012, he served as Portfolio Manager – Energy and Emissions for the asset management and advisory firm Natsource Asset Management LLC, where he managed a proprietary trading portfolio of investments in global environmental markets and related energy products. Mr. Venturo earned a B.A. in Economics from Haverford College.

We believe Mr. Venturo is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as our co-founder and Chief Strategy Officer.

Karen Boone has served as a member of our Board of Directors since January 2025. Ms. Boone previously served as the Interim Co-Chief Executive Officer and Co-President of Peloton Interactive, Inc. (“Peloton”), an exercise equipment and media company, from May 2024 to January 2025. Prior to her service at Peloton, Ms. Boone served as the President and Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 to August 2018, and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to 2012, Ms. Boone held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. Ms. Boone currently serves on the board of directors of Peloton, Sonos, Inc., an audio equipment manufacturer, Rivian Automotive, Inc., an electric vehicle manufacturer, and several private companies. Ms. Boone earned a B.S. in Business Economics from the University of California, Davis.

We believe Ms. Boone is qualified to serve as a member of our Board of Directors due to her financial expertise and her experience as a public company executive officer and director.

Director Independence
Our Class A common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”). The listing rules of Nasdaq (the “Listing Rules”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Additionally, compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Listing Rules and must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors currently consists of six directors. Our Board of Directors conducts an annual review of the independence of our directors. Based on information provided by each director concerning their background, employment and affiliations, our Board of Directors has determined that each director other than Michael Intrator and Brian Venturo is an “independent director” as defined under the Listing Rules and the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). Michael Intrator and Brian Venturo are not considered independent by virtue of their positions as our employees. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Our Board of Directors has also determined that all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee satisfy the relevant SEC and Nasdaq independence requirements for service on such committees.
Board Structure
Classified Board of Directors
In accordance with our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
●The current Class I directors are Michael Intrator and Jack Cogen, and their terms will expire at the Annual Meeting;
●The Class II directors are Margaret C. Whitman and Glenn H. Hutchins, and their terms will expire at the annual meeting of stockholders to be held in 2027; and
●The Class III directors are Brian Venturo and Karen Boone, and their terms will expire at the annual meeting of stockholders to be held in 2028.
As noted above, Mr. Cogen has notified the Board of Directors that he will not stand for re-election at the Annual Meeting.
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Role of Our Lead Independent Director
Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Corporate Governance Committee deems appropriate. Our Board of Directors believes it is important to have flexibility in selecting the Chairperson of the Board of Directors (“Chairperson”) and our board leadership structure. Accordingly, our Corporate Governance Guidelines allow for the positions of Chairperson and Chief Executive Officer to be held by the same person. In making these leadership structure determinations, the Board of Directors considers many factors, including the specific needs of our business and what is in the best interests of our stockholders.
The Board of Directors believes that it is currently in the best interests of CoreWeave and its stockholders for Michael Intrator to serve in both roles. While our independent directors bring experience, oversight, and expertise from outside of CoreWeave, Mr. Intrator brings CoreWeave-specific experience and insight developed from co-founding and leading CoreWeave since its inception. Our Board of Directors believes that Mr. Intrator’s strategic vision for our business, his depth of knowledge of our platform and operations and the AI industry, and his experience as our Chief Executive Officer since our founding make him well-qualified to serve as both our Chairperson and Chief Executive Officer.
Our Corporate Governance Guidelines provide that when the positions of Chairperson and Chief Executive Officer are held by the same person, our Board of Directors will designate a “lead independent director” from among its members that are independent directors (the “Lead Independent Director”). Since March 2025, Glenn H. Hutchins has served as our Lead Independent Director. In connection with Mr. Hutchins’ appointment as the Lead Independent Director, our Board of Directors considered his demonstrated leadership as a member of the Board of Directors and his prior experience as an independent director on several public company boards of directors. Our Board of Directors annually reevaluates such appointment and following such evaluation, our Board of Directors re-appointed Mr. Hutchins as our Lead Independent Director in March 2026.
As our Lead Independent Director, Mr. Hutchins’s responsibilities include, among other things:
●serving as the principal liaison between the Chairperson and the independent directors;
●coordinating with the Chairperson to set the agenda for meetings of the Board of Directors, taking into account input from other independent directors;
●serving as chairperson of the Board of Directors meetings when the Chairperson is not present;

●facilitating discussion and open dialogue among the independent directors during meetings of the Board of Directors, including in closed sessions, and outside of meetings of the Board of Directors;
●calling separate meetings of the independent directors;
●if appropriate, and in coordination with management, being available for consultation and direct communication with significant stockholders;
●recommending the retention of advisors and consultants who report directly to the Board of Directors when appropriate;
●providing leadership to our Board of Directors if circumstances arise in which the role of the Chairperson may be, or may be perceived to be, in conflict; and
●performing such other appropriate functions and responsibilities as reasonably requested by our Board of Directors from time to time.
Our Board of Directors believes that the responsibilities assigned to Mr. Hutchins as our Lead Independent Director help ensure a dedicated, independent, and active Board of Directors. Moreover, our Board of Directors believes that the leadership structure of Mr. Hutchins serving as our Lead Independent Director and Mr. Intrator’s combined role of Chairperson and Chief Executive Officer creates an appropriate balance, enabling strong leadership while effectively maintaining the Board of Directors’ independence and oversight of management. In particular, this structure capitalizes on the expertise and experience of Mr. Intrator and Mr. Hutchins. It permits Mr. Intrator to serve as a bridge between our Board of Directors and management, helping both to act with a common purpose and providing critical leadership for executing our strategy and confronting challenges, while Mr. Hutchins ensures independence of our Board of Directors from management and, as Lead Independent Director, can call and chair meetings of the independent directors separate from the Chairperson. Mr. Intrator and Mr. Venturo do not participate in sessions of independent directors, and independent directors meet regularly in executive sessions without management.
Board of Directors and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings from time to time. During 2025, our Board of Directors met nine times, the Audit Committee met eight times, the Compensation Committee met nine times, and the Nominating and Corporate Governance Committee met three times.
During 2025, each member of our Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which they were a director and (ii) the total number of meetings held by all committees of our Board of Directors on which they served during the periods that they served.

Executive Sessions
The independent directors regularly meet in executive sessions without management (as well as in closed sessions with Mr. Intrator) to promote open and honest discussion.

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board of Directors that satisfies the applicable rules and regulations of the SEC and the Listing Rules. Copies of the charters for each committee are available on our Investor Relations website at investors.coreweave.com. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

Audit Committee
Our Audit Committee currently consists of Karen Boone, Jack Cogen, and Margaret C. Whitman. Ms. Boone is the chair of our Audit Committee. The members of our Audit Committee meet the independence requirements under the Listing Rules and Rule 10A-3 of the Exchange Act. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Boone is an “audit committee financial expert” within the meaning of the SEC rules. This designation does not, however, impose on her any supplemental duties, obligations, or liabilities beyond those that are generally applicable to the other members of our Audit Committee and our Board of Directors.
As noted above, Mr. Cogen has notified the Board of Directors that he will not stand for re-election at the Annual Meeting and, accordingly, will cease to serve on our Audit Committee upon his departure. Glenn H. Hutchins, who meets the independence requirements under the Listing Rules and Rule 10A-3 of the Exchange Act and is financially literate, will serve on the Audit Committee immediately following the Annual Meeting to replace Mr. Cogen.
Our Audit Committee is directly responsible for, among other things:
●selecting a firm to serve as our independent registered public accounting firm to audit our consolidated financial statements;
●ensuring the independence of the independent registered public accounting firm;
●discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
●establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
●considering the adequacy of our internal controls;
●reviewing with management our major financial risks and enterprise exposures and the steps management has taken to monitor or mitigate such risks and exposures, including policies and procedures;
●reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
●approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
Our Compensation Committee consists of Karen Boone and Glenn H. Hutchins. Mr. Hutchins is the chair of our Compensation Committee. Each of Ms. Boone and Mr. Hutchins is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the Listing Rules. Our Compensation Committee is responsible for, among other things:
●evaluating, recommending and/or approving executive officer and director compensation arrangements, plans, policies and programs maintained by the Company;
●administering the Company’s cash- and equity-based incentive compensation plans and arrangements; and
●reviewing with management the Company’s organization and people activities.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Jack Cogen, Glenn H. Hutchins, and Margaret C. Whitman. Ms. Whitman is the Chairperson of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the Listing Rules.
As noted above, Mr. Cogen has notified the Board of Directors that he will not stand for re-election at the Annual Meeting and, accordingly, will cease to serve on our Nominating and Corporate Governance Committee upon his departure.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
●identifying, considering, and recommending candidates for membership on our Board of Directors;
●developing and recommending our corporate governance guidelines and policies;
●overseeing the evaluation of our Board of Directors and our committees;
●advising our Board of Directors on corporate governance matters; and
●advising on any related matters required by federal securities laws.
Compensation Committee Interlocks and Insider Participation
None of the current members of our Compensation Committee, or any member that served during the year ended December 31, 2025, is or has been at any time an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Compensation Committee or our Board of Directors.

Director Qualifications
With the goal of developing an experienced and highly qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to our Board of Directors based on the qualification standards set forth in our Corporate Governance Guidelines and such other criteria as the Board of Directors or the Nominating and Corporate Governance Committee may determine necessary or appropriate in light of applicable SEC and Nasdaq requirements or other relevant considerations.

Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of our Board of Directors at the time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and the Listing Rules and the provisions of our Certificate of Incorporation, our Amended and Restated Bylaws (the “Bylaws”), our Corporate Governance Guidelines and the charters of the committees of our Board of Directors. In its evaluation of director candidates, our Nominating and Corporate Governance Committee may consider the current size and composition, organization and governance of our Board of Directors, and the needs of our Board of Directors and its committees. In addition, the Nominating and Corporate Governance Committee may take into consideration many other factors including, among other things, a candidate’s experience in corporate management or as a board member of other companies, including service as an officer or former officer of a publicly held company or on the board of directors of another publicly held company, the candidate’s professional and academic experience relevant to our industry, the strength of the candidate’s leadership skills, the candidate’s experience in finance and accounting and/or executive compensation practices, and whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable. While we have no formal policy regarding board diversity for our Board of Directors as a whole nor for each individual member, the Nominating and Corporate Governance Committee does consider such additional factors as geographical background, nationality, culture, gender, sexual orientation, race, ethnicity, age and area of expertise as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the Board of Directors. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical descriptions of each director set forth above in the sections titled “Class I Director Nominee for Election at Annual Meeting,” “Class II Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders” and “Class III Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders” include a summary of the individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our Certificate of Incorporation, our Bylaws, our Corporate Governance Guidelines and any criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate. In addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors or one or more individual members of our Board of Directors (including our Chairperson or Lead Independent Director) may do so by sending written communications to our Corporate Secretary at 290 W Mt. Pleasant Ave., Suite 4100, Livingston, New Jersey 07039. All stockholder communications we receive that are addressed to our Board of Directors will be reviewed and compiled by our Corporate Secretary and provided to the members of our Board of Directors, as appropriate and in accordance with our internal policies. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the chairperson of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee. Sales materials, and abusive, threatening or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our Board of Directors, will not be provided to our directors.

Board of Directors and Committee Self-Evaluations
Throughout the year, our Board of Directors discusses corporate governance practices with management and third-party advisors, as needed, to ensure that the Board of Directors and its committees follow practices that are optimal for us and our stockholders. Our Board of Directors conducts an annual self-evaluation for itself and its committees. As part of this process, each member of our Board of Directors participates in a one-on-one interview facilitated by the chair of our Nominating and Corporate Governance Committee to discuss their assessment of the performance of the Board of Directors and its committees, their own performance, and the performance of fellow members of the Board of Directors. The chair of our Nominating and Corporate Governance Committee discusses the results of these interviews with our Lead Independent Director. Results from such assessments are anonymized, aggregated, shared and discussed by our Nominating and Corporate Governance Committee and Board of Directors.
Our Board of Directors evaluation process is used:
●by our Board of Directors and Nominating and Corporate Governance Committee to assess the current composition of our Board of Directors and its committees and make recommendations for the qualifications, expertise, and characteristics we should seek in identifying potential new directors;
●by our Board of Directors and Nominating and Corporate Governance Committee to identify the strengths and areas of opportunity of each member of our Board of Directors and to provide insight into how each member of our Board of Directors can be most valuable;
●to improve the overall quality of meetings, including agenda topics, communication, and depth of discussion, of the Board of Directors and its committees so that information they receive enables them to effectively address the issues they consider most critical and provide effective oversight over the Company; and
●by our Nominating and Corporate Governance Committee as part of its annual review of each director’s performance when considering whether to nominate the director for re-election to the Board of Directors.
Board Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we invite and encourage, but do not require, each member of our Board of Directors to attend. We completed our initial public offering in March 2025 and, accordingly, did not hold an annual meeting of stockholders in 2025.

Our Board of Directors’ Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with our Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board of Directors does not have a standing risk management committee. Our Board of Directors administers this oversight function directly and through various standing committees that address risks in their respective areas of oversight. While our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risks and enterprise exposures and the steps our management has taken to monitor or mitigate such risks and exposures. The Audit Committee also reviews any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Cybersecurity Risk Oversight

Risk Management and Strategy

We understand that data security is essential for privacy, compliance, and trust and maintain a cybersecurity risk management program designed to identify, evaluate, and manage risks through structured engagement with security domain leaders. Risks are assessed based on potential impact and likelihood, tracked in a centralized risk register, and managed through defined risk treatment decisions and ongoing monitoring. Cybersecurity risk posture and mitigation progress are periodically reported to executive leadership and our Board of Directors to support oversight and informed decision making.

Material cybersecurity risks and associated threats are managed through a layered defense approach that integrates security governance, dedicated security leadership, and formal policies with technical and operational controls. These include access management, multi-factor authentication, device and configuration controls, secure development and platform-delivery practices, continuous monitoring, and threat detection and response capabilities. Preparedness is further supported by documented incident-response plans, business-continuity and disaster-recovery procedures, retained forensic resources, cyber-insurance coverage, and regular penetration testing. These processes are embedded within our broader enterprise risk-management framework. Cybersecurity risks are evaluated alongside operational and strategic risks and are incorporated into our company-wide risk assessments and reporting mechanisms. We engage external assessors, including independent security firms and certification bodies, to evaluate the effectiveness of our controls and support our compliance obligations. We align our security and compliance programs with industry-standard frameworks, including SOC 2 and ISO/IEC 27001, and require cloud infrastructure and data center colocation providers to maintain compliance with these frameworks throughout the term of their contracts. We maintain policies, processes, and procedures to oversee cybersecurity risks associated with third-party service providers, which include security due-diligence assessments, ongoing monitoring, and contractual requirements addressing security controls and incident-notification obligations. These processes help ensure that third-party relationships do not introduce unacceptable cybersecurity exposure.

We continuously evaluate cybersecurity threats as part of our broader risk-management processes. To date, we have not experienced any cybersecurity incidents that have materially affected our business strategy, results of operations, or financial condition. Based on our current assessments, we do not believe that any known cybersecurity risks are reasonably likely to materially affect us. We identify and address higher-risk cybersecurity threats through established monitoring, mitigation, and incident-response processes, which are designed to manage potential impacts before they escalate into material issues, including through coordination with legal, finance, external security advisors, and governmental agencies.

Governance

Our Board of Directors provides direct oversight of risks arising from cybersecurity threats. Cybersecurity is overseen by the full Board rather than a separate committee. Our Chief Information Security Officer (“CISO”) briefs the Board on an annual basis, providing updates on key cybersecurity risks, program status, significant developments, and progress against our strategic cybersecurity goals. These regular presentations, along with additional updates as needed, inform our Board of Directors' oversight and understanding of our cybersecurity risk posture.

Management is responsible for assessing and managing CoreWeave’s risks from cybersecurity threats through a defined leadership structure supported by specialized security teams and vetted external partners. Our cross‑functional engineering, security, legal, operations, and compliance teams coordinate to ensure our cybersecurity commitments are continuously met and maintained. Overall accountability resides with our CISO, who oversees our cybersecurity program. Our CISO has significant security and engineering leadership experience, including prior CISO roles, and brings deep expertise in enterprise security operations, incident response, and risk management.

Our CISO is supported by dedicated information-security personnel who manage day-to-day security operations, including security engineering, secure development, vulnerability management, detection and response, offensive security, security and privacy compliance, third-party risk management, security risk management, security policy and education, cyber, geopolitical, and physical threat intelligence, insider-threat monitoring, and global resiliency and crisis response. These teams are further supported by qualified third-party partners, including external auditors, penetration testers, and forensic firms retained for breach investigation and remediation support. Governance policies, documented procedures, and defined responsibilities enable risk-management activities to be coordinated and applied across our organization.

Management monitors the prevention, detection, mitigation, and remediation of cybersecurity incidents through continuous endpoint and security monitoring, vulnerability and configuration assessments, log-analysis workflows, and established incident-response processes. Regular business reviews provide structured oversight of these activities, and visibility across cybersecurity, engineering, and executive leadership.

Oversight of Corporate Strategy
Our Board of Directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities and risk management. At its regularly scheduled meetings and throughout the year, our Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board of Directors’ diverse skillset and experience enhance its ability to support management in the execution and evaluation of our corporate strategy.

Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is its oversight of succession planning for our senior management positions, including our Chief Executive Officer. Our Board of Directors has delegated primary oversight responsibility for succession planning for our senior management positions, including our Chief Executive Officer, to the Nominating and Corporate Governance Committee. Our Board of Directors continues to regularly evaluate its succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy. Our succession planning covers identification of internal and external candidates, and professional and leadership plans for internal candidates. The criteria used to assess potential candidates for our senior management positions, including our Chief Executive Officer, includes consideration of strategic vision, organizational and operational needs, competitive challenges, leadership and management potential and emergency situations.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to encourage effective policy and decision making at the Board of Directors level. Our Corporate Governance Guidelines address items such as responsibilities for directors, director independence standards, board committee structure and functions and other matters related to the corporate governance of CoreWeave. Our Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our Board of Directors as warranted. Our Corporate Governance Guidelines are available on our Investor Relations website at investors.coreweave.com.

Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors, and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is posted on the investor relations section of our website at investors.coreweave.com. We intend to disclose future amendments to certain portions of our Code of Business Conduct and Ethics or waivers of such provisions granted to executive officers and directors on our website or in public filings.

Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our stockholders and based on a recommendation by our Compensation Committee, our Board of Directors adopted minimum stock ownership guidelines applicable to directors and executive officers. Under our guidelines, each director and executive officer is required to accumulate and maintain holdings of our shares equal to a specified multiple of salary or dollar amount (five times annual base salary for our Chief Executive Officer, two times annual base salary for other executive officers, and $400,000 for our non-employee directors) within five years from initially becoming a director or executive officer (or, if later, within five years of the date of our initial public offering) (the “Compliance Date”). The ownership requirement may be satisfied by ownership of shares owned outright and vested and unvested RSUs. Shares underlying outstanding, unexercised stock options, if any, do not count towards the ownership requirement. As of December 31, 2025, all of our non-employee directors and our executive officers either met the stock ownership requirement or were on track to comply with these stock ownership guidelines by the Compliance Date.

Insider Trading Policy
We have adopted an Insider Trading Policy that applies to the Company itself and all of our employees, contractors, consultants, and directors, including our Chief Executive Officer and other Named Executive Officers, their immediate family members, people sharing their households, and anyone subject to their influence or control, and entities such as venture capital funds, partnerships, trusts and corporations which are associated or affiliated with our employees, contractors, consultants and members of our Board of Directors, to establish policies and procedures to promote compliance with applicable U.S. securities laws, rules and regulations and applicable Listing Rules and prohibit the purchase, sale, gift and/or other transfers of our securities while in possession of material nonpublic information related to us to any outside person. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Corporate Responsibility

We believe that corporate responsibility initiatives are important to our business and in creating value for our stockholders and wider stakeholder group. Our Board of Directors and management are committed to these initiatives and believe these efforts will benefit our employees, partners, and customers.

Sustainability

As set out in our Corporate Governance Guidelines, our Board of Directors has oversight responsibility for environmental and sustainability matters including climate change mitigation, energy efficiency, and responsible resource management. Our Board of Directors receives periodic updates from senior management on key sustainability topics. These updates may include summaries of developments in climate policy, operational risk exposure, and progress against our sustainability initiatives.

Day-to-day responsibility for implementing our sustainability strategy and managing sustainability risks resides with our global Energy & Sustainability team, which coordinates across business functions and the regions in which we operate. This team reports quarterly to senior management, providing updates on, for example:
●progress against our sustainability strategy, objectives and key results;
●climate risk assessments and mitigation actions;

●regulatory developments, such as California SB 261 and SB 253 climate disclosure requirements, and other applicable regulations; and
●planned enhancements, for example, to data management and disclosures.
Social and Ethical Practices

We invest in our employees’ career growth through competitive pay and benefits, as well as development and training. Some highlights of our commitment to our employees’ sense of satisfaction and professional growth include:
●Competitive pay and benefits. We conduct an annual market review to ensure our compensation remains in line with our competitive compensation philosophy.
●Employee development and training. We have made meaningful investments in learning and development, including providing employees with learning credits for continuing education and professional development. We also host regular “lunch and learn” events that provide employees with opportunities to learn about technologies or other developments that may enhance their effectiveness at work. In addition, we invite our employees to participate in periodic all-hands off-site meetings where they can connect with colleagues, learn more about our company culture, and expand their professional knowledge. We invest in employee development and training because we believe our people and culture are key drivers of our ability to succeed in our AI cloud infrastructure services business.
We also operate a summer internship program across the United States and the United Kingdom, providing students with hands-on experience in our industry.
In addition, we launched a pilot apprenticeship program in one U.S. location that recruited participants from the local community and high schools, provided six weeks of training, and extended employment offers to those who successfully completed the program. This program is an example of our focus on building our future workforce while creating employment opportunities in the communities where we operate.
●Community impact. CoreWeave Cares is our company-wide commitment to making a meaningful, lasting impact in the communities where we live and work. This program provides each full-time employee with the following on an annual basis: 24 hours of paid volunteer time, up to $1,000 in matched donations to approved charities, and an additional $25 corporate donation to approved charities per hour spent volunteering up to 24 hours.
Governance
We are committed to sound corporate governance policies and practices demonstrating the highest standards of business ethics. Some highlights of our corporate governance practices include:
●Independent Board of Directors. Four out of the six current members of our Board of Directors, including Mr. Cogen, Ms. Boone, Mr. Hutchins, and Ms. Whitman, are independent under the applicable Listing Rules and the applicable rules and regulations promulgated by the SEC. Following Mr. Cogen’s departure from the Board of Directors at the conclusion of the Annual Meeting, three out of the five remaining members of our Board of Directors will be independent. Moreover, the committees of our Board of Directors are 100% composed of independent directors and will remain so following Mr. Cogen’s departure.

●Lead Independent Director. Our Board of Directors has appointed Mr. Hutchins as our Lead Independent Director and assigned Mr. Hutchins with a comprehensive scope of responsibilities to help ensure a strong, independent, and active Board of Directors.
●Code of Business Conduct and Ethics & Training Compliance. All employees are required to affirm compliance with our Code of Business Conduct and Ethics. They are also required to complete periodic training on topics covered by our Code of Business Conduct and Ethics, including harassment, insider trading, and anti-bribery.
Non-Employee Director Compensation
Members of our Board of Directors who are not employees or officers of our company, also referred to herein as non-employee directors, receive compensation for their service. The Compensation Committee reviews the total compensation of our non-employee directors and each element of our Non-Employee Director Compensation Policy annually, taking into consideration data regarding compensation paid to non-employee directors by companies in our “peer group” (as described in the section below entitled “Executive Compensation—Compensation Discussion and Analysis—Peer Group”), and recommends compensation changes to the Board of Directors when appropriate.
In connection with our initial public offering in March 2025, our Board of Directors, upon the recommendation of our Compensation Committee, approved a Non-Employee Director Compensation Policy that became effective upon our initial public offering, pursuant to which our non-employee directors are eligible to receive the fees and equity awards described below.

Element	Value
Annual RSU Award(1)	$275,000
Annual Cash Retainer	$25,000
Additional Lead Independent Director Cash Retainer	$60,000
Additional Audit Committee Chair Cash Retainer	$30,000
Additional Compensation Committee Chair Cash Retainer	$20,000
Additional Nominating and Corporate Governance Committee Chair Cash Retainer	$15,000
Initial RSU Award(2)	$800,000
(1)The annual RSU awards are granted annually on the date of our annual meeting of stockholders and generally vest in full on the earlier of the next annual meeting or the one-year anniversary of the date of grant. All then-outstanding annual grants vest in full upon a change in control transaction.
(2)Each new non-employee director receives an initial RSU grant upon joining the Board of Directors. The initial RSU awards vest over three years in equal quarterly installments. All then-outstanding initial grants vest in full upon a change in control transaction.

Directors may elect to receive all cash elements in the form of equity.

2025 Director Compensation
The following table provides information for 2025 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2025, other than Mr. Intrator, our Chief Executive Officer and President, and Mr. Venturo, our Chief Strategy Officer. Messrs. Intrator and Venturo are not included in the table below as they are employees and receive no compensation for their service as directors. The compensation received by Messrs. Intrator and Venturo as employees is set forth in the section titled “Executive Compensation—Compensation Tables” below.

Name	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Karen Boone	25,000	875,867	900,867
Jack Cogen(4)	-	197,431	197,431
Glenn H. Hutchins	22,917	840,930	863,847
Margaret C. Whitman	20,833	608,358	629,191
Ernie Rogers(5)	-	-	-
___________
(1)    The amount shown reflects the annual cash retainer for such director’s service as a member of our Board of Directors and, if applicable, chairperson of our Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee, or as Lead Independent Director of our Board of Directors, in each case prorated as applicable based on term of service.
(2)    The amounts reported in this column represent the aggregate grant date fair value of RSUs settleable for shares of Class A common stock granted to each director in 2025, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“ASC 718”). These amounts reflect the accounting cost for these RSUs and do not represent the actual economic value that may be realized by the director. For information on the assumptions used to calculate the grant date fair value of the RSUs, refer to Note 11 to our consolidated financial statements included in our Annual Report. See footnote (3) below for the grant date fair value of each equity award granted in 2025.
(3)    The following table sets forth information on the aggregate number of shares underlying equity awards granted to our non-employee directors during the year ended December 31, 2025 and held by our non-employee directors as of December 31, 2025:

	Stock Awards
Name	Number of Shares Underlying RSUs Granted in the Year Ended December 31, 2025 (#)	Number of Shares Underlying Unvested RSUs Held as of December 31, 2025 (#)(1)
Karen Boone	18,620	13,460(2)
Jack Cogen	4,780	4,780(3)
Glenn H. Hutchins	19,420	13,560(4)
Margaret C. Whitman	14,760	10,880(5)
___________
(1)    Unless otherwise noted in the footnotes, all grants listed in the table above were made under our 2019 Stock Option Plan (“2019 Plan”) and were granted subject to both a: (i) time-based vesting condition and (ii) liquidity-based vesting condition which was satisfied during 2025 in connection with our initial public offering. All equity awards in the table vest and settle for shares of our Class A common stock. All RSU awards are subject to such non-employee director’s continued service through such date.
(2)    Ms. Boone received two RSU awards (17,560 RSUs, with an aggregate grant date fair value of $826,006, and 1,060 RSUs, with an aggregate grant date fair value of $49,861) in connection with her appointment to our Board of Directors and as chair of our Audit Committee, respectively, in January 2025, both of which are scheduled to vest quarterly, in ratable increments of one-twelfth and one-fourth, respectively, on the sixth calendar day of April, July, October, and January.
(3)    Mr. Cogen received one RSU award (4,780 RSUs with an aggregate grant date fair value of $197,431) in March 2025 prior to our initial public offering for his continued service on our Board of Directors, which vested in full on March 12, 2026.
(4)    Mr. Hutchins received four RSU awards (17,340 RSUs, with an aggregate grant date fair value of $750,862, 1,040 RSUs, with an aggregate grant date fair value of $45,034, 520 RSUs, with an aggregate grant date fair value of $22,517, and 520 RSUs, with an aggregate grant date fair value of $22,517) in connection with his appointment to our Board of Directors, as our lead independent director, as chair of our Compensation Committee and as interim chair of our Nominating and Corporate Governance Committee, respectively, in February 2025, each of which are scheduled to vest quarterly, in ratable increments of one-twelfth (for the Board of Director RSUs) and one-fourth (for all other RSUs), respectively, on the tenth calendar day of May, August, November, and February.
(5)     Ms. Whitman received two RSU awards (14,430 RSUs, with an aggregate grant date fair value of $591,047, and 420 RSUs, with an aggregate grant date fair value of $17,311) in connection with her appointment to our Board of Directors and as chair of our Nominating and Corporate Governance Committee, respectively, in March 2025, both of which are scheduled to vest quarterly, in ratable increments of one-twelfth and one-fourth, respectively, on the fourteenth calendar day of June, September, December, and March.
(4) On April 16, 2026, Mr. Cogen notified the Board of Directors that he would not stand for re-election at the Annual Meeting, and would therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting.
(5)    Mr. Rogers resigned as a member of our Board of Directors on March 11, 2025 and became a non-executive officer employee of our company in June 2025. Mr. Rogers received no compensation for his services on the Board of Directors. For services to us as an employee during the year ended December 31, 2025, Mr. Rogers received $705,513 in cash compensation, representing salary and bonus compensation, and a RSU award for 600,000 RSUs, with a grant date fair value of $77,862,000. Please see footnote 2 above. Mr. Rogers did not receive any other payments in connection with his employment during the year ended December 31, 2025.

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTOR
Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. One Class I director, Michael Intrator, will stand for election at this Annual Meeting. Jack Cogen, a Class I director, is not standing for re-election at the Annual Meeting, and effective as of immediately following the Annual Meeting, the number of authorized directors on our Board of Directors will be decreased to five. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2027 and 2028, respectively.

Class I Nominee for Director
At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that Michael Intrator be elected at the Annual Meeting to serve as a Class I director for a three-year term expiring at our 2029 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification, retirement, or removal. The Class I director nominee is a current Class I director of our Board of Directors. For more information concerning the nominee, see the section of this Proxy Statement titled “Board of Directors and Corporate Governance—Class I Director Nominee for Election at Annual Meeting.”

If the Class I director nominee is for any reason unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holders might determine. Mr. Intrator has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than one director.

Vote Required
The election of the Class I director requires a plurality of the votes cast by the holders of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter, which means that the individual nominated for election as the Class I Director to our Board of Directors receiving the highest number of “FOR” votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of this proposal. See the section of this Proxy Statement titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” for additional information.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE IN THE ELECTION OF THE CLASS I DIRECTOR.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2026. Deloitte has served as our independent registered public accounting firm since June 2024. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Although not required by applicable law or by the Listing Rules, our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting, if they desire to do so, and to respond to appropriate questions. We do not expect representatives of RSM US LLP (“RSM”), our former independent registered public accounting firm, to be present at the Annual Meeting and, therefore, they will not make a statement or address questions.

Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2026 if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders.

In the event that Deloitte is not ratified by our stockholders, the Audit Committee may reconsider its selection of Deloitte as our independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees and Services
We regularly review the services provided by our independent registered public accounting firm as well as any fees that they charge for those services. These services and any related fees are also periodically reviewed and assessed by our Audit Committee. In accordance with standard policy, Deloitte periodically rotates the individuals who are responsible for our audit.

In addition to performing the annual audit of our consolidated financial statements, Deloitte provided reviews of our quarterly consolidated financial statements as well as various other services during the years ended December 31, 2024 and 2025. Our Audit Committee has determined that Deloitte’s provision of these services, which are described below, does not impair Deloitte’s independence from us. During the years ended December 31, 2024 and 2025, fees for services provided by Deloitte were as follows (in thousands):

	2024	2025
Audit fees(1)	$3,477	$	6,736
Audit-related fees(2)	$—	$	200
Tax fees(3)	$65	$	—
Other fees(4)	$—	$	4
Total fees	$3,542	$	6,940
___________
(1)    “Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; audit services related to our subsidiaries in connection with statutory filings; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC, including our registration statement on Form S-1 related to our initial public offering in March 2025; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)    “Audit-related fees” primarily consists of internal control reviews in 2025 that were not considered part of the financial statement audit.

(3)    “Tax fees” include fees for 2024 tax advisory services related to Internal Revenue Code Section 382 ownership change analysis and limitations on federal net operating loss carryforwards and other tax attributes.
(4)    “Other fees” include fees for services other than the services reported in audit fees, audit-related fees and tax fees. These services primarily consist of subscription fees for accounting research software.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our Audit Committee.

Changes in Independent Registered Public Accounting Firm
On June 4, 2024, we dismissed RSM as our independent accountant and subsequently engaged Deloitte to audit our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and generally accepted auditing standards in the United States of America (“GAAS”) as of and for the years ended December 31, 2024 and December 31, 2023. We previously engaged RSM to audit our consolidated financial statements in accordance with GAAS as of and for the years ended December 31, 2023 and December 31, 2022. The decision to dismiss RSM and engage Deloitte was approved by our Board of Directors.
The reports of RSM on our consolidated financial statements as of and for the years ended December 31, 2023 and December 31, 2022, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the years ended December 31, 2023 and December 31, 2022, and through the period ended June 4, 2024, there were:
●no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused RSM to make reference in connection with its opinion to the subject matter of the disagreement.
●no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto other than the material weakness in the internal control over financial reporting relating to a lack of sufficient number of qualified personnel within our accounting, finance, and operations functions who possessed an appropriate level of expertise to provide reasonable assurance that transactions were being appropriately recorded and disclosed.
We previously provided RSM with a copy of the above disclosures as included in our Registration Statement on Form S-1 filed with the SEC on March 20, 2025, and requested RSM to furnish us with a letter addressed to the SEC stating whether RSM agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it did not agree. A copy of RSM’s letter, dated December 16, 2024, is filed as Exhibit 16.1 to our Annual Report. During the years ended December 31, 2023 and December 31, 2022, and through the period ended June 4, 2024, neither we, nor anyone acting on our behalf, consulted with Deloitte on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.
Vote Required

The ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto by shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter and will be obtained if the number of votes “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. Brokers will have discretionary authority to vote on this proposal since it is a “routine” matter and, accordingly, there will not be any broker non-votes on this proposal. See the section of this Proxy Statement titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” for additional information.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL NO. 3:
ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to vote, on a non-binding, advisory basis, on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our Named Executive Officers. Our Compensation Committee and Board of Directors believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and narrative disclosures that accompany the executive compensation tables.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Vote Required
The approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto by the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter and will be obtained if the number of votes “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. See the section of this Proxy Statement titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” for additional information.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to vote, on a non-binding, advisory basis, on the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers (“Say-on-Pay Votes”). This non-binding advisory vote is commonly referred to as a “say on frequency” vote and must be submitted to stockholders at least once every six years.
You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our Named Executive Officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also “ABSTAIN” from voting.
After careful consideration, our Board of Directors recommends that future non-binding advisory Say-on-Pay Votes be held every year. Our Board of Directors believes that holding a vote every year is the most appropriate option because it will enable stockholders to express annually their views on our executive compensation program.
Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory Say-on-Pay Votes by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory Say-on-Pay Votes. However, because this is an advisory vote and therefore not binding on our Board of Directors or us, our Board of Directors may decide that it is in the best interests of our stockholders that we hold a non-binding advisory Say-on-Pay vote more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board of Directors.
Vote Required
The alternative among one year, two years, or three years that receives the highest number of votes cast from the holders of shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal. See the section of this Proxy Statement titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” for additional information.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

EXECUTIVE OFFICERS
The following sets forth certain information regarding our executive officers as of April 15, 2026. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors.

Name	Age	Position
Michael Intrator	57	Chief Executive Officer, President, and Chairperson of the Board of Directors
Brian Venturo	41	Chief Strategy Officer and Director
Brannin McBee	41	Chief Development Officer
Nitin Agrawal	46	Chief Financial Officer and Treasurer
Jonathan Jones	52	Chief Revenue Officer
Kristen McVeety	55	General Counsel and Corporate Secretary
Chen Goldberg	45	Executive Vice President, Product and Engineering
Sachin Jain	48	Chief Operating Officer
Michael Intrator’s biography is set forth above in the section titled “Board of Directors and Corporate Governance—Class I Director Nominee for Election at Annual Meeting.”
Brian Venturo’s biography is set forth above in the section titled “Board of Directors and Corporate Governance—Class III Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders.”
Brannin McBee is one of our co-founders and has served as our Chief Development Officer since March 2024. From September 2017 to March 2024, Mr. McBee served as our Chief Strategy Officer. Previously, he worked as a Proprietary Trader at Active Power Investments, a company in the North American Natural Gas, Power and Agriculture markets, from April 2020 to January 2021. From March 2017 to August 2018, Mr. McBee was Vice President at Fourth Floor Coastal LLC, an exploration and production company in the oil and gas industry. Prior to that, from January 2013 to January 2018, he was a proprietary trader at Windy Bay Power LLC, a commodity-focused hedge fund. Mr. McBee holds a B.S. in Finance from the University of Colorado Boulder.
Nitin Agrawal has served as our Chief Financial Officer since March 2024 and as our Treasurer since June 2025. Prior to joining us, from May 2021 to March 2024, he served as Vice President, Finance of Google Cloud, the cloud computing services business segment of Alphabet Inc. From August 2019 to April 2021, Mr. Agrawal served as Chief Financial Officer of Mapbox, Inc., a location technology company. Prior to that, from January 2015 to July 2019, he served as Finance Director of the Compute Services division of Amazon Web Services, Inc., a cloud computing company and subsidiary of Amazon.com, Inc. Mr. Agrawal holds a Bachelor’s of Technology, Engineering from the National Institute of Technology in Kurukshetra, India, and an M.B.A. in Finance from The Fuqua School of Business at Duke University.
Jonathan Jones has served as our Chief Revenue Officer since October 2025. Prior to joining us, from November 2017 to September 2025, Mr. Jones served in roles of increasing responsibility at Amazon Web Services, a cloud computing company, including as the Vice President, Global Startups and Venture Capital, from September 2024 to September 2025, the Vice President, GTM, AWS Products and Services, from August 2022 to September 2024, and Director, GTM, Compute and Core Services, from November 2017 to August 2022. Mr. Jones holds an M.B.A. from The Wharton School of the University of Pennsylvania and a bachelor’s in Economics, Statistics with Honors from University of California, Davis.
Kristen McVeety has served as our General Counsel since March 2022 and as our Corporate Secretary since December 2024. Prior to joining us, from February 2003 to March 2022, Ms. McVeety was a founder and partner of Gabler & McVeety LLP, a law firm. Prior to founding Gabler & McVeety, Ms. McVeety was an Associate in the Corporate and M&A practice groups at Dorsey & Whitney LLP from March 1999 to February 2003. Ms. McVeety holds a B.A. in International Relations and Business Management from Boston University and a J.D. from Brooklyn Law School.

Chen Goldberg has served as our Executive Vice President, Product and Engineering since February 2026 and previously served as our Senior Vice President of Engineering from August 2024 through January 2026. Prior to joining us, from February 2016 to August 2024, Ms. Goldberg held multiple roles at Google Cloud, the cloud computing services business segment of Alphabet Inc, with her last role as General Manager & Vice President of Engineering, leading the Kubernetes and Serverless team and product portfolio. Earlier in her career, Ms. Goldberg served as Director of Engineering at HP. Ms. Goldberg holds a B.A. in Management and Computer Sciences and an M.B.A. from The Open University of Israel.

Sachin Jain has served as our Chief Operating Officer since August 2024. From May 2024 to August 2024, he served as Senior Vice President at Oracle Cloud, the cloud computing service of Oracle Corporation, where he led the company's Al infrastructure, data center capacity and infrastructure product teams. Previously, from June 2020 to May 2024, Mr. Jain served as Vice President at Google Cloud, the cloud computing services business segment of Alphabet Inc. Prior to that, from January 2002 to June 2020, Mr. Jain served in roles of increasing responsibility at Amazon.com, Inc., including most recently as Vice President, Selling Partner Experience from August 2017 to June 2020. Mr. Jain holds a Bachelor of Technology in Manufacturing Science & Engineering from the Indian Institute of Technology, Kharagpur and an M.S. in Computer Science and an M.S. in Industrial Engineering from the University of Illinois-Urbana-Champaign.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for our Named Executive Officers during the year ended December 31, 2025. Our Named Executive Officers are listed below.

Name	Title
Michael Intrator	Chief Executive Officer and President; Co-Founder
Brian Venturo	Chief Strategy Officer; Co-Founder
Brannin McBee	Chief Development Officer; Co-Founder
Nitin Agrawal	Chief Financial Officer and Treasurer
Jonathan Jones	Chief Revenue Officer

Executive Summary

2025 Business Highlights

This is our first Proxy Statement as a public company and it arrives at a key moment in history, as artificial intelligence is no longer a bet on the future; it is the present.

Our 2025 Business Highlights reflect the strength of our foundation and continued growth:

•Our cloud footprint now spans more than 850MW of active power across 43 data centers globally.
•We reached $5 billion in annual revenue for the year ended December 31, 2025, representing growth of 168% year-over-year and reflecting strong demand for our platform.
•We deepened and diversified our customer relationships in meaningful ways, including by expanding our weighted average contract length1 as customers increasingly count on us for the long term.
•We strengthened our financial position by securing significant capital and reducing our weighted average cost of debt.
•Being purpose-built for AI continues to set us apart: we were the first to achieve Exemplar Cloud status for GB200 and were the only provider named by SemiAnalysis as its sole Platinum AI cloud two times.
•We grew alongside our customers, expanding our platform, including through a series of strategic acquisitions, to match their rapidly evolving needs.
__________
(1) Committed contracts generally have a predetermined term and start either on a fixed date or when we deliver the capacity specified in the contract.

Compensation Practices and Policies
Compensation Philosophy and Objectives

We use executive compensation as a tool, in an industry characterized by enormous competition for talent, to attract and retain the best executives in order to serve shareholder interests by driving innovation and rewarding value creation. We employ the following principles to accomplish our philosophy:

Our Principles	Our Principles in Action
We achieve more together with fair pay and by rewarding performance	●We reward impact, ownership, and consistent excellence ● Compensation decisions are driven by contribution, not tenure
Paying competitively ensures that we have the talent needed to deliver best-in-class experiences to our clients
●We benchmark against high-growth companies with a focus on cloud services and computing
●Compensation is informed by role criticality, sustained performance, and enterprise impact
●Being competitive in this space ensures alignment with investor expectations and talent-market competitiveness

We align compensation with shareholder interests, value and growth
●Compensation scales with company growth and enterprise value
●Our incentive structure supports capital efficiency, strategic milestones, and long-term return on investment (ROI)
●Our equity strategy balances competitiveness with dilution management and investor alignment

Summary of Compensation Governance (“What We Do/Don’t Do”)

We have adopted the following policies and practices to ensure proper governance of our executive compensation programs and strengthen the alignment of our executive compensation programs and stockholder interests:

What We Do	What We Don’t Do
Maintain 100% independent directors on our Compensation Committee	No contractual rights to excise tax reimbursements or gross-ups in the event of a change-in-control
Use an independent compensation advisor, retained directly by our Compensation Committee	No automatic executive compensation increases
Review (at least annually) executive compensation practices/levels of our compensation peer companies	No fixed term (vs. "at-will") employment for our Named Executive Officers
Link pay to performance by heavily weighting total compensation to long-term equity awards that align executive interests with the interests of our stockholders	No pension plans
Maintain robust stock ownership guidelines for our executive officers and non-employee directors
Annually assess the risk associated with compensation programs and practices
Use double-trigger change in control arrangements in our executive severance and change in control policy
Maintain a compensation clawback policy

Compensation-Setting Process

The Compensation Committee, other independent board members, our Chief Executive Officer (except with respect to his own compensation), our management team, external legal counsel, and the Compensation Committee’s independent advisor, Semler Brossy, provide valuable input and perspectives that are used to make executive compensation decisions. This approach allows us to leverage the diverse experience and expertise of these groups for determining compensation levels and the manner in which compensation is delivered to executive officers.
The Compensation Committee is responsible for establishing and reviewing compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers, including our Named Executive Officers.

During fiscal year 2025, our Compensation Committee, with the assistance of Semler Brossy, reviewed and determined our executive compensation, including base salaries, bonuses, and equity awards, to help ensure our compensation program aligned with stockholder interests and our long-term business and operational goals, and provided appropriate rewards and incentives for our executive officers. The Compensation Committee reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product, and competitive factors, as well as the succession planning objectives for our various executive officer positions.
In carrying out these responsibilities, the Compensation Committee evaluates our compensation policies and practices to ensure alignment with our executive compensation philosophy, considers developments in best compensation practices, assesses whether such policies and practices encourage excessive risk-taking, and reviews the performance of our Named Executive Officer when making compensation decisions.

The Compensation Committee also evaluates the performance of the independent compensation consultant; reviews, approves, and administers our incentive compensation plans; and reviews, administers, and recommends to our Board of Directors changes to our equity compensation plans, as necessary.

Our Chief Executive Officer provides recommendations to the Compensation Committee regarding annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for his direct reports, including those who are Named Executive Officers, based on his evaluation of their performance for the prior year and market data presented by our compensation advisor and internal compensation data. Our Chief Executive Officer does not have input into his own compensation.

The Compensation Committee reviews and discusses the Chief Executive Officer’s proposals with him and considers them as one factor in determining and approving the compensation of our Named Executive Officers. Our Chief Executive Officer also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except during discussions involving his own compensation.

Members of our management team support the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters.

The Compensation Committee’s independent advisor, Semler Brossy, attends meetings at the request of the Compensation Committee, meets with the Compensation Committee in executive sessions, provides independent data and advice to support Compensation Committee discussions, and works directly with our Chief Executive Officer and with other members of our management team on behalf of the Compensation Committee to provide input into discussion topics and recommendations for the Compensation Committee.
During fiscal year 2025, the Compensation Committee reviewed the fees provided to Semler Brossy relative to Semler Brossy’s revenues, the services provided by Semler Brossy to the Compensation Committee, any relationships between Semler Brossy and its consultants and our executive officers, any stock ownership of CoreWeave by Semler Brossy, and other factors relating to Semler Brossy’s independence. Based on such review, the Compensation Committee concluded that Semler Brossy is independent within the meaning of the Listing Rules and that its engagement did not present any conflict of interest. The Compensation Committee has retained Semler Brossy to advise on our executive compensation programs and practices for the fiscal year ending December 31, 2026.

Peer Group

The compensation peer group for evaluating 2025 compensation decisions was determined in February 2025. We worked with Semler Brossy to develop the 2025 compensation peer group based on the following criteria:
●publicly traded companies on major U.S. exchanges;
●technology companies with a focus on cloud services and computing; and
●similar revenue, revenue growth, and/or market capitalization

2025 Compensation Peer Group
AppLovin	Nutanix
Arista Networks	Palantir
Astera Labs	Palo Alto Networks
Bentley Systems	Samsara
Cloudflare	Snowflake
CrowdStrike	Twilio
Datadog	Workday
Docusign	Zscaler

Market data is a meaningful input to discussions and recommendations about our compensation policies and practices. That said, we do not directly benchmark pay levels or target specific percentiles for individuals. The Compensation Committee considers executive responsibilities, Company performance, impact, role criticality, leadership, career progression, individual performance, market information, and internal pay relationships when discussing management team compensation.

We review our compensation peer group annually to reflect changes to our size and scale and ensure it continues to be aligned with our business and talent needs.

Components of Executive Compensation Program
Pay Program Elements and Mix

The principal elements of our 2025 executive compensation program, and the purposes for each element, were as follows:

Element	Objective
Base Salary	●Provides market-competitive cash compensation based on experience, skills, and responsibilities as well as alignment to internal pay equity
Annual Incentive: Cash Bonus	●Encourages achievement of near-term corporate performance
Long-Term Incentive: RSU Awards	●Incentivizes long-term stockholder value creation and aligns to stockholder interests ●Helps attract and retain key talent

Base Salary

We provide base salaries that provide a competitive level of fixed compensation for our executive officers, including our Named Executive Officers, for performance of their day-to-day responsibilities. The Compensation Committee reviews base salaries annually to determine whether adjustments are appropriate based on market competitiveness, individual performance, changes in role and responsibilities, and other relevant factors. The annualized base salaries of our Named Executive Officers for FY2025 were as follows:

Executive	FY2025 Annualized Salary
Michael Intrator	$750,000
Brian Venturo	$750,000
Brannin McBee	$600,000
Nitin Agrawal	$500,000
Jonathan Jones(1)	$500,000
__________
(1)Mr. Jones was appointed Chief Revenue Officer, effective October 11, 2025, and received a pro-rated salary of $126,211.
Annual Incentive: Cash Bonus

Our Named Executive Officers are each eligible to receive an annual performance-based cash incentive with a target opportunity expressed as a percentage of annual base salary and payment based on the Compensation Committee’s assessment of corporate performance. In determining the bonus payouts, the Compensation Committee considers the Chief Executive Officer’s review of company-wide performance and the individual contributions made by each participant.

The Compensation Committee determined that the collective performance of the Named Executive Officers in driving the Company’s financial and operational results, including completion of our initial public offering, was outstanding and significantly contributed to 2025 results and positioned us well for ongoing future success. The primary achievements are described in the introduction to this CD&A under “2025 Business Highlights”. The Compensation Committee reserves the right to differentiate bonus amounts among executives, but for 2025 believed that the executive team contributed equally to the Company’s achievements.

The Compensation Committee approved a bonus equal to 100% of target to the Chief Executive Officer, and approved his recommendation of bonuses equal to 100% of target for the other Named Executive Officers.

Executive	Target Bonus Opportunity (% of Base Salary)	Target Bonus(1)	Bonus Earned % of Target	Bonus Earned
Michael Intrator	100%	$750,000	100%	$750,000
Brian Venturo	100%	$750,000	100%	$750,000
Brannin McBee	100%	$600,000	100%	$600,000
Nitin Agrawal	100%	$500,000	100%	$500,000
Jonathan Jones(2)	100%	$133,000	100%	$133,000
__________
(1)These amounts reflect the target dollar amount for fiscal year 2025 based on each Named Executive Officer’s eligible earnings.
(2)Mr. Jones commenced service with us as our Chief Revenue Officer, effective October 11, 2025, and was eligible for a pro-rated annual bonus. Mr. Jones also received a sign-on cash bonus of $250,000, which is not included in the table, to induce him to accept employment with us. In the event that his employment with us is terminated for “cause” or he resigns without “good reason” within 12 months of his employment start date, he will repay the sign-on bonus on a prorated basis.
Long-Term Incentive (LTI): Equity Awards
Our long-term incentive awards in 2025 were in the form of RSUs with a four-year time-based vesting schedule and were also granted subject to a liquidity-based vesting condition, which was satisfied in connection with our initial public offering. The Compensation Committee believes that RSU awards are an effective retention tool for our executive officers and focus executives on completing long-term objectives, which will result in increased stockholder value creation over time.

The Compensation Committee considered our rapidly evolving marketplace and maturity, including our planned initial public offering, when determining to use RSUs. The Compensation Committee will continue to evaluate the appropriate form of equity awards to ensure the programs support our goals and the Compensation Committee’s objectives.

The Compensation Committee reviewed market data, each executive’s performance, impact, the scope of their roles, and unvested equity values at the time of grant to determine 2025 equity awards for our Named Executive Officers.

The following RSU awards were granted to our Named Executive Officers in March 2025:

Executive	FY2025 Target RSU Award
Michael Intrator	$28,500,000
Brian Venturo	$16,000,000
Brannin McBee	$10,800,000
Nitin Agrawal	$10,500,000
Jonathan Jones(1)	-
__________

(1)Mr. Jones received a new hire RSU award in connection with his appointment as Chief Revenue Officer, as described in the “New Hire Equity Award for Mr. Jones” section below.

New Hire Equity Award for Mr. Jones

In connection with Mr. Jones’ appointment as Chief Revenue Officer, the Compensation Committee approved a new hire equity award with a target value of $22 million as part of his overall compensation package. The number of RSUs granted to Mr. Jones was determined by dividing the target dollar value of the award by the average closing price of CoreWeave stock for the 30-day period immediately preceding October 11, 2025. The target value of Mr. Jones’ award does not match the grant date fair value presented in the Fiscal Year 2025 Summary Compensation Table, which was calculated in accordance with ASC Topic 718 and took into account the price of CoreWeave’s Class A Common Stock on the November 10, 2025 grant date. The vesting commencement date of the grant was October 11, 2025, and the grant vests over four years with the first vesting date occurring on the first anniversary of the vesting commencement date and then quarterly thereafter.

The award was designed to align Mr. Jones’ interests with those of our stockholders, promote long-term value creation, and recognize the skills and past experience he brings to CoreWeave.

Other Elements of Compensation
Welfare and Other Benefits

We provide health, dental, vision, life, and disability insurance benefits to our Named Executive Officers, on the same terms and conditions as provided to all other eligible U.S. employees.

We also sponsor a broad-based 401(k) plan intended to provide eligible U.S. employees with an opportunity to defer eligible compensation up to certain annual limits. As a tax-qualified retirement plan, contributions (if any) made by us are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan. Our Named Executive Officers are eligible to participate in our employee benefit plans, including 401(k) plan, on the same basis as our other employees. During the year ending December 31, 2025, we made matching contributions of up to 4.0% of each of our Named Executive Officer’s base salary.

In addition to the employee benefits described above, ensuring the safety and security of our employees, including our Named Executive Officers, is highly important to us. We may provide personal security services, which may include services such as protection officers, secure lodging, and residential security, to our Named Executive Officers as our security team deems appropriate. We do not consider these risk-based security measures to be personal benefits, but rather, reasonable and necessary expenses for the benefit of our Company and our stockholders. In 2025, Mr. Intrator and Mr. Venturo received personal security services. In accordance with SEC disclosure rules, the aggregate incremental cost of the personal security services provided to Mr. Intrator and Mr. Venturo in 2025 is reported in the Summary Compensation Table below. From time to time, in the future, we may provide personal security services to our other Named Executive Officers. We believe that these benefits are consistent with our overall executive compensation program, enable us to attract and retain talented and experienced executive officers, and provide a competitive compensation package to our Named Executive Officers.

We also assist our Named Executive Officers with certain Hart-Scott-Rodino filings relating to their equity interests in the Company, including the cost of the filing and related legal expenses. These costs are reported in the Summary Compensation Table below.

Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. Based on these periodic reviews, perquisites may be awarded or adjusted on an individual basis.

Employment Arrangements and Severance and Change-in-Control Payments and Benefits

Each of our Named Executive Officers, other than our three founders, has entered into a written, at-will offer letter agreement with us, which provides for at-will employment and generally sets forth the executive’s base salary, target variable compensation, and eligibility for employee benefits. Mr. Intrator, Mr. McBee and Mr. Venturo do not have offer letters.

We provide for certain severance and change in control payments and benefits to our Named Executive Officers in the event of a qualifying termination of employment, including in connection with a change in control. Given the nature and competitiveness of our industry, the Compensation Committee believes these severance and change in control payments and benefits are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent.
We implemented a Senior Executive Change in Control and Severance Plan in connection with our initial public offering. Additionally, some of our Named Executive Officers are party to certain historical severance and change in control arrangements, which provide for payments and benefits outside of our Senior Executive Change in Control and Severance Plan.
See the section below entitled “Employment Agreements and Potential Payments-Potential Payments Upon a Termination or a Change in Control as of December 31, 2025” for detailed information about these arrangements, including an estimate of the potential payments and benefits payable under these arrangements.
Other Compensation-Related Policies

Compensation Recovery Policy

In February 2025, we adopted a Compensation Recovery Policy (the “Compensation Recovery Policy”). The Compensation Recovery Policy is in accordance with the final rules regarding recovery of erroneously awarded executive officer compensation in connection with an accounting restatement, as adopted by the SEC in October 2022, and consistent with the corresponding Listing Rules (together, the “Clawback Rules”). Pursuant to the Compensation Recovery Policy, and subject to certain limited exceptions in the Clawback Rules, in the event we are required to restate our financial statements, we are required to recoup erroneously awarded incentive-based compensation (as described in the Clawback Rules, including both cash and equity compensation) paid to any current or former executive officer (as described in the Clawback Rules) during the three completed fiscal years immediately prior to the date the accounting restatement was required. The amount recoverable is the amount of any incentive-based compensation received by the executive officer based on the financial statements prior to the restatement that exceeds the amount that such executive officer would have received had the incentive-based compensation been determined based on the financial restatement. A copy of our Compensation Recovery Policy was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines that require Mr. Intrator to hold shares of our stock with a value that is at least five times his annual base salary; our other executive officers must hold shares of our stock with a value that is at least two times their annual base salaries. The ownership requirement may be satisfied by ownership of shares owned outright and vested and unvested RSUs. Shares subject to outstanding, unexercised stock options, if any, do not count towards the ownership requirement. All of our Named Executive Officers were in compliance with the guidelines as of December 31, 2025.

Equity Grant Timing Practice

We generally grant equity awards on an annual basis, and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment, promotion or the closing of an acquisition. We do not grant equity awards on a predetermined schedule but typically approve equity awards for new hires on the 10th of the month and approve annual refresh equity awards during the first quarter. At this time, we do not have plans to grant stock options in the future but may later determine to do so. We have not granted any stock options in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and we have not taken material nonpublic information into account when determining the timing or terms of stock options. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code limits the amount we may deduct from our federal income taxes for compensation paid to our Chief Executive Officer, Chief Financial Officer, our other Named Executive Officers and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code to $1 million per individual per year. In approving the amount and form of compensation for our Named Executive Officers in the future, we intend to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will or may not be deductible when we believe that such payments are appropriate to attract, retain, or motivate executive talent.

Compensation Risk Assessment

As part of the Compensation Committee’s general oversight, it is responsible for reviewing our compensation plans and practices to identify potential material adverse risks to us and to ensure our compensation practices do not encourage excessive or inappropriate risk-taking.

Report of the Compensation Committee
This report of the Compensation Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by the Compensation Committee
Glenn H. Hutchins, Chairperson
Karen Boone

Compensation Tables
Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the years ended December 31, 2024 and 2025. Nitin Agrawal and Jonathan Jones were not Named Executive Officers in 2024, so only 2025 summary compensation information is provided for them.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Michael Intrator Chief Executive Officer and President	2025	748,932	750,000	—	1,955,072(3)	$3,454,004
	2024	750,000	2,000,000	—	18,252(4)	2,768,252
Nitin Agrawal Chief Financial Officer	2025	499,399	500,000	—	13,751(5)	1,013,150
Jonathan Jones Chief Revenue Officer	2025	126,211(6)	383,000(7)	18,068,392	—	18,577,603
Brian Venturo Chief Strategy Officer and Co-Founder	2025	748,932	750,000	—	1,305,905(8)	$2,804,835
	2024	750,000	2,000,000	—	8,865(9)	2,758,865
Brannin McBee Chief Development Officer and Co-Founder	2025	591,453	600,000	—	786,06810)	$1,977,521
	2024	400,000	2,000,000	—	6,154(11)	2,406,154
___________
(1)    For 2024 and 2025, the amounts presented represent discretionary bonuses paid for contributions to our performance. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive: Cash Bonus” for additional detail. For Mr. Jones, the amount presented also includes a sign-on cash bonus.

(2)    The amounts in this column represent the grant date fair value of RSUs granted to our Named Executive Officers during the applicable year, as computed in accordance with ASC 718. These amounts reflect the accounting cost for these RSUs and do not represent the actual economic value that may be realized by the Named Executive Officer from the RSUs. For information on the assumptions used to calculate the grant date fair value of the RSUs, refer to Note 11 to our consolidated financial statements included in our Annual Report. For more information on equity awards granted to our Named Executive Officers, see the “2025 Grants of Plan-Based Awards Table” below.

In 2025, each of Mr. Intrator, Mr. Agrawal, Mr. Venturo and Mr. McBee was granted an RSU award that was subject to a time-based vesting condition and a liquidity-based vesting condition (which constituted the performance condition). As of the applicable grant date, we had not recognized stock-based compensation expense for these awards because achievement of the liquidity-based vesting condition, as the performance condition, was not deemed probable at the time of grant. As a result, no value is included in the table for these awards. Assuming achievement of the liquidity-based vesting condition, the aggregate grant-date fair values of the RSU awards for each of Mr. Intrator, Mr. Agrawal, Mr. Venturo, and Mr. McBee granted in 2025 would have been $19,999,074, $7,372,710, $11,227,791 and $7,578,537, respectively, computed in accordance with ASC Topic 718.

In 2024, each of Mr. Intrator, Mr. Venturo and Mr. McBee was granted an RSU award that was subject to a time-based vesting condition and a liquidity-based vesting condition (which constituted the performance condition). As of the applicable grant date, we had not recognized stock-based compensation expense for these awards because achievement of the liquidity-based vesting condition, as the performance condition, was not deemed probable at the time of grant. As a result, no value is included in the table for these awards. Assuming achievement of the liquidity-based vesting condition, the aggregate grant-date fair values of the RSU awards for each of Mr. Intrator, Mr. Venturo, and Mr. McBee granted in 2024 would have been $83,230,875, computed in accordance with ASC 718.

For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 11 to our consolidated financial statements included in our Annual Report.

(3)    The amounts reported in this column for 2025 for Mr. Intrator represent the following: (i) $39,210 for Company-provided flight and ground transportation for personal use; (ii) $9,432 for security services; (iii) $1,893,738 for the filing fees relating to Hart-Scott-Rodino (“HSR”) filings required with respect to Mr. Intrator’s equity holdings, of which $1,043,738 was provided as a related tax gross-up for cost of the HSR filing; and (iv) $12,692 for company contributions to our 401(k) plan.
(4) The amounts reported in this column for 2024 for Mr. Intrator represent the following: (i) $5,560 for spousal travel expenses incurred by us; and (ii) $12,692 for company contributions to our 401(k) plan.
(5)    The amount reported in this column for 2025 for Mr. Agrawal represents $13,751 for company contributions to our 401(k) plan.
(6)     Mr. Jones joined us as our Chief Revenue Officer in October 2025. The amount reported in this column reflects Mr. Jones’ salary for the period he served during 2025.
(7)     Mr. Jones joined us as our Chief Revenue Officer in October 2025. The amount reported in this column for Mr. Jones includes his pro-rated annual bonus of $133,000 and his sign-on bonus of $250,000. See “Compensation Discussion and Analysis— Elements of Compensation— Annual Incentive: Cash Bonus” for additional detail.
(8)    The amounts reported in this column for 2025 for Mr. Venturo represent the following: (i) $433,521 for security services; (ii) $863,230 for the filing fees relating to HSR filings required with respect to Mr. Venturo’s equity holdings, of which $438,230 was provided as a related tax gross-up for cost of the HSR filing; and (iii) $9,154 for company contributions to our 401(k) plan.
(9)     The amount reported in this column for 2024 for Mr. Venturo represents $8,865 for company contributions to our 401(k) plan.
(10)     The amounts reported in this column for 2025 for Mr. McBee represent the following: (i) $6,986 for Company-provided flight and ground transportation for personal use; (ii) $773,120 for the filing fees relating to HSR filings required with respect to Mr. McBee’s equity holdings, of which $348,120 was provided as a related tax gross-up for cost of the HSR filing; and (iii) $5,962 for company contributions to our 401(k) plan.
(11)     The amount reported in this column for 2024 for Mr. McBee represents $6,154 for company contributions to our 401(k) plan.
2025 Grants of Plan-Based Awards Table

The following table provides information concerning each grant of an award made to the Named Executive Officers during the year ended December 31, 2025.

Name	Type of Award(1)	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(2)
Michael Intrator	RSU	3/12/2025	495,640	—
Nitin Agrawal	RSU	3/12/2025	182,600	—
	RSU	3/12/2025	120	—
Jonathan Jones	RSU	11/10/2025(3)	171,086	18,068,392
Brian Venturo	RSU	3/12/2025	278,260	—
Brannin McBee	RSU	3/12/2025	187,820	—

___________
(1)    Unless otherwise noted in the footnotes below, all grants listed in the table were made under our 2019 Plan and were granted subject to both a: (i) time-based vesting condition and (ii) liquidity-based vesting condition which was satisfied during 2025 in connection with our initial public offering. All equity awards in the table vest and settle for shares of our Class A common stock.
(2)     The amounts reported in this column represent the grant date fair value of the awards as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 11 to the audited consolidated financial statements included in our Annual Report. These amounts reflect the accounting cost for the applicable award, and do not correspond to the actual economic value that may be received by our Named Executive Officer from such awards. In 2025, each of Mr. Intrator, Mr. Agrawal, Mr. McBee, Mr. Venturo was granted an RSU award that was subject to a time-based vesting condition and liquidity-based vesting condition (which constituted the performance condition). As of the applicable grant date, we had not recognized stock-based compensation expense for these awards because achievement of the liquidity-based vesting condition, as the performance condition, was not deemed probable at the time of grant. As a result, no value is included in the table for these awards. Assuming achievement of the liquidity-based vesting condition, the aggregate grant-date fair values of the RSU awards for each of Mr. Intrator, Mr. Agrawal, Mr. Venturo, and Mr. McBee granted in 2025 would have been $19,999,074, $7,372,710, $11,227,791 and $7,578,537, respectively, computed in accordance with ASC 718.
(3) The RSU award was granted pursuant to the 2025 Equity Incentive Plan (“2025 Plan”) and subject only to a service based vesting schedule.
Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information on outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael Intrator	2/26/2021 (3)	500,000	—	0.38	2/26/2031	—	—
	12/29/2022 (4)	375,000	125,000	1.07	12/29/2032	—	—
	6/28/2023 (5)	1,860	1,140	2.80	6/28/2033	—	—
	7/16/2023 (6)	1,208,320	791,680	2.80	7/16/2033	—	—
	12/31/2024 (7)	—	—	—	—	1,312,500	93,988,125
	3/12/2025 (8)	—	—	—	—	402,708	28,837,920
Nitin Agrawal	3/11/2024 (9)	—	—	—	—	857,760	61,424,194
	6/27/2024 (9)	—	—	—	—	243,220	17,416,984
	3/12/2025 (10)	—	—	—	—	120	8,593
	3/12/2025 (11)	—	—	—	—	148,363	10,624,274
Jonathan Jones	11/10/2025 (12)	—	—	—	—	171,086	12,251,468
Brian Venturo	08/31/2020 (3)	2,400,000	—	0.13	8/31/2030	—	—
	12/29/2022 (4)	375,000	125,000	1.07	12/29/2032	—	—
	6/28/2023 (5)	1,860	1,140	2.80	6/28/2033	—	—
	7/16/2023 (6)	1,208,320	791,680	2.80	7/16/2033	—	—
	12/31/2024 (7)	—	—	—	—	1,312,500	93,988,125
	3/12/2025 (8)	—	—	—	—	226,087	16,190,090
Brannin McBee	12/29/2022 (4)	150,000	50,000	1.07	12/29/2032	—	—
	6/28/2023 (5)	1,860	1,140	2.54	6/28/2033	—	—
	7/16/2023 (6)	604,160	395,840	2.54	7/16/2033	—	—
	12/31/2024 (7)	—	—	—	—	1,312,500	93,988,125
	3/12/2025 (8)	—	—	—	—	152,604	10,927,972
___________
(1) Unless otherwise noted in the footnotes below, all grants listed in the table were made under our 2019 Plan and were granted subject to both a: (i) time-based vesting condition and (ii) liquidity-based vesting condition which was satisfied during 2025 in connection with our initial public offering. All RSU awards in the table vest and settle for shares of our Class A common stock. All option awards in the table are exercisable for shares of our Class A common stock pursuant to the 2019 Plan; upon exercise, such shares may be exchanged by the executive for an equal number of shares of our Class B common stock pursuant to an agreement entered into by and between the Company and the executive.
(2) Represents the market value of the shares underlying the stock awards not yet vested as of December 31, 2025, based on the closing price of our Class A common stock on Nasdaq of $71.61 on December 31, 2025.
(3) The option award was fully vested and exercisable as of December 31, 2025.
(4) The option award vests over four years in 48 ratable monthly installments on the 29th calendar day of each month, such that the award shall be fully vested and exercisable on approximately the fourth anniversary of the grant date, subject to the executive’s continued service with us.
(5) The option award vests over four years in 48 ratable monthly installments on the 28th calendar day of each month, such that the award shall be fully vested and exercisable on approximately the fourth anniversary of the grant date, subject to the executive’s continued service with us.
(6) The option award vests over four years in 48 ratable monthly installments on the 16th calendar day of each month, such that the award shall be fully vested and exercisable on approximately the fourth anniversary of the grant date, subject to the executive’s continued service with us.
(7) The RSU award vested or vests over four years in 16 ratable quarterly installments on the last calendar day of March, June, September, and December following the grant date, subject to the executive’s continued service on each scheduled vesting date, such that the award shall be fully vested and settled on approximately the fourth anniversary of the grant date. The settlement of the first tranche of the award was deferred until May 31, 2025, pursuant to the executive’s award agreement with the Company and at the determination of the Compensation Committee to accommodate Hart-Scott-Rodino Act considerations.
(8) The RSU award vested or vests over four years in 16 ratable quarterly installments on the last calendar day of June, September, December, and March following the grant date, subject to the executive’s continued service on each scheduled vesting date, such that the award shall be fully vested and settled on approximately the fourth anniversary of the grant date.
(9) The RSU award vested or vests over four years in 16 ratable quarterly installments on the 11th calendar day of June, September, December, and March following the grant date, subject to the executive’s continued service on each scheduled vesting date, such that the award shall be fully vested and settled on approximately the fourth anniversary of March 11, 2024.
(10) The RSU award vested or vests as to one-fourth of the total award on March 31, 2026, with the remaining three-fourths of the award vesting in 12 ratable quarterly installments over the three year period thereafter on the last calendar day of June, September, December, and March, subject to the executive’s continued service on each scheduled vesting date, such that award shall be fully vested and settled on approximately the fourth anniversary of the grant date.
(11) The RSU award vested or vests over four years in 16 ratable quarterly installments on the 20th calendar day of May, August, November, and February, subject to the executive’s continued service on each scheduled vesting date, such that the award shall be fully vested and settled on approximately the fourth anniversary of the grant date.
(12) RSU award was granted pursuant to the 2025 Plan and subject only to a service based vesting schedule, pursuant to which the award shall vest as to one-fourth of the total award on the first anniversary of the grant date, with the remaining three-fourths of the award vesting in 12 ratable quarterly installments over the three year period thereafter on the 11th calendar day of January, April, July, and October, subject to the executive’s continued service on each scheduled vesting date, such that the award shall be fully vested and settled on approximately the fourth anniversary of the grant date.
2025 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of shares of our Class A common stock acquired upon the vesting and settlement of RSUs during the year ended December 31, 2025 and the aggregate value realized upon the vesting of RSUs. Mr. Jones did not acquire any shares of our Class A common stock upon the vesting and settlement of RSUs during the year ended December 31, 2025 and none of our Named Executive Officers exercised stock options during the year ended December 31, 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Intrator	530,432	56,200,638
Nitin Agrawal	890,537	65,224,029
Brian Venturo	489,673	51,153,031
Brannin McBee	472,716	49,053,037
___________
(1)    The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price of our Class A common stock on the Nasdaq on the date of vesting for RSUs settled after the closing date of our initial public offering, and if the vesting date fell on a day when Nasdaq was closed, on the trading day immediately prior to the date of vesting. For RSUs that vested in connection with our initial public offering, the aggregate realized value was based on the initial public offering price of $40.00 per share. For avoidance of doubt, no RSUs were settled prior to the closing date of our initial public offering.
Employment Agreements and Potential Payments

Potential Payments Upon Termination or Change of Control as of December 31, 2025
Senior Executive Change in Control and Severance Plan

The Senior Executive Change in Control and Severance Plan provides that, upon a termination by us of an executive without “cause” or by the executive due to “good reason” (each as defined in the Senior Executive Change in Control and Severance Plan), the Named Executive Officer will receive (i) a lump sum payment equal to 12 months of such executive’s base salary and (ii) continued payment of COBRA premiums for 12 months (or, if earlier, until the date that the executive is eligible for substantially equivalent coverage under a subsequent employer’s plan).
The Senior Executive Change in Control and Severance Plan also provides that, if such termination of employment occurs within three months prior to, or 12 months following, a “change in control” (as defined in the Senior Executive Change in Control and Severance Plan), the Named Executive Officer will receive (i) a lump sum payment equal to 12 months of base salary, (ii) continued payment of COBRA premiums for 12 months (or, if earlier, until the date that the executive is eligible for substantially equivalent coverage under a subsequent employer’s plan), and (iii) full accelerated vesting of all outstanding and unvested equity award held by the executive, provided that any outstanding and unvested equity awards subject to performance conditions will instead be subject to the terms set forth in the applicable award agreements.
If our Named Executive Officers are entitled to any benefits other than the benefits under the Senior Executive Change in Control and Severance Plan, each of his benefits under the Senior Executive Change in Control and Severance Plan shall be provided only to the extent more favorable than the corresponding benefit under such other arrangement. All such severance payments and benefits under the Senior Executive Change in Control and Severance Plan will be subject to each executive’s execution of a general release of claims against us.
Termination Benefits outside of Senior Executive Change in Control and Severance Plan
Pursuant to Mr. Jones’ offer letter of employment from us, and to induce him to join our company, we agreed that, if we revoked his offer prior to September 26, 2025, or delayed or limited his start date or commencement of regular duties for a period of four months from September 26, 2025, he would have been entitled to receive a one-time payment of $3,000,000 plus an amount equal to a prorated portion of his base salary for the period from September 25, 2025 through the revocation date. Mr. Jones’ offer was neither revoked nor delayed and, accordingly, he is no longer eligible for the revocation payment.
Also pursuant to Mr. Jones’ offer letter and in addition to the benefits provided under the Senior Executive Change in Control and Severance Plan, in the event that Mr. Jones’ employment is terminated without “cause” (as defined in the Senior Executive Change in Control and Severance Plan) prior to the first anniversary of his start date of October 11, 2025, one fourth of his “new hire RSU” will vest, subject to his execution of a general release of claims against us.
Pursuant to Mr. Agrawal’s offer letter of employment from us, his “new hire RSUs”, which were granted on March 11, 2024 and June 27, 2024, would have accelerated in full in the event of a change in control prior to March 11, 2026 (the two-year anniversary of his hire date). Accordingly, this limited change in control acceleration entitlement no longer applies. In addition, if, following March 11, 2026 (the two-year anniversary of his hire date) and within 12 months following our initial public offering, Mr. Agrawal’s employment is terminated without “cause” (as defined in his offer letter) or he resigns for “good reason” (as defined in his offer letter), his “new hire RSUs” will vest in full.
The table below sets forth the amount of compensation payable to each Named Executive Officer in the circumstances described above for each of our Named Executive Officers, in each case in accordance with the executive severance and change in control plan or the executive’s other agreements as described above. The amounts shown in the table below assume that such termination of employment and/or change of control was effective as of December 31, 2025, and thus are estimates of the amounts that would be paid out to the Named Executive Officers in such circumstances.

Name	Benefit or Payment	Resignation With Good Reason or Involuntary Termination Without Cause Absent a Change in Control ($)	Resignation With Good Reason or Involuntary Termination Without Cause in Connection with a Change In Control ($)
Intrator, Michael	Cash Payments(1)	$750,000	$750,000
Intrator, Michael	Unvested RSUs	$0	$122,826,045
Intrator, Michael	Unvested Options	$0	$63,371,444
Intrator, Michael	Health & Welfare Benefits	$44,348	$44,348
Agrawal, Nitin	Cash Payments(1)	$500,000	$500,000
Agrawal, Nitin	Unvested RSUs	$0	$89,474,045(3)
Agrawal, Nitin	Health & Welfare Benefits	$48	$48
Venturo, Brian	Cash Payments(1)	$750,000	$750,000
Venturo, Brian	Unvested RSUs	$0	$110,178,215
Venturo, Brian	Unvested Options	$0	$63,371,444
Venturo, Brian	Health & Welfare Benefits	$44,348	$44,348
McBee, Brannin	Cash Payments(1)	$600,000	$600,000
McBee, Brannin	Unvested RSUs	$0	$104,916,097
McBee, Brannin	Unvested Options	$0	$30,946,409
McBee, Brannin	Health & Welfare Benefits	$44,348	$44,348
Jones, Jonathan	Cash Payments(1)	$500,000	$500,000
Jones, Jonathan	Unvested RSUs	$3,062,867	$12,251,468
Jones, Jonathan	Health & Welfare Benefits	$44,348	$44,348
___________
(1) The severance amount related to base salary was determined based on the base salaries as in effect on December 31, 2025.
(2) The value of accelerated options is calculated based on the per share closing price of our Class A common stock on Nasdaq on December 31, 2025 ($71.61) less, if applicable, the exercise price of each outstanding stock option. The value of accelerated vesting is calculated excluding any out-of-the money stock options. The value of accelerated RSUs is calculated by multiplying the number of RSUs accelerated by $71.61, the closing price per share of our Class A common stock on Nasdaq on December 31, 2025.

(3)     Pursuant to Mr. Agrawal’s offer letter of employment from us, his “new hire RSUs”, which were granted on March 11, 2024 and June 27, 2024 would have accelerated in full in the event of a change in control on December 31, 2025, for an aggregate value of $78,841,178. This limited acceleration right expired on March 11, 2026.

Pay Versus Performance
Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K require us to provide the following disclosure regarding compensation for our Chief Executive Officer, who is our principal executive officer (“PEO”), and the average compensation for our other non-PEO Named Executive Officers (“non-PEO NEOs”). The amounts shown for “compensation actually paid” have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received by any of our Named Executive Officers. The table includes adjustments as described in the footnotes and also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income, and our company-selected measure, which is revenue. Our initial public offering occurred in March 2025, and we do not present information for years prior to when we became a public reporting company. The information contained in this “Pay Versus Performance” section will not be incorporated into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference therein.

For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)	Revenue (millions)
					Total Shareholder Return	Peer Group Total Shareholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$3,454,004	$146,695,704	$6,093,277	$74,851,071	$179.03	$145.09	($1,168)	$5,132
(1) Michael Intrator served as Chief Executive Officer for the covered fiscal year. The other Named Executive Officers for the covered fiscal year were: Nitin Agrawal, Brian Venturo, Brannin McBee and Jonathan Jones.
(2) Amounts shown in columns (b) and (d) are the total compensation as calculated in the Summary Compensation Table for our Chief Executive Officer and the average for our other Named Executive Officers.
(3) Amounts shown in columns (c) and (e) reflect “compensation actually paid” for our Chief Executive Officer and the average compensation actually paid for our other Named Executive Officers, calculated in accordance with SEC rules and do not reflect compensation actually earned, realized or received. The adjustments are summarized in the table below as required by Regulation S-K Item 402(v)(2)(iii) to calculate “compensation actually paid.” Equity values are calculated in accordance with ASC 718. Valuation assumptions used to calculate fair values at the times indicated in the table below did not materially differ from those disclosed at the time of grant except for the stock price, percentage of volatility, risk free rate and the term used to calculate the valuations.

	2025
	PEO ($)	NEO Average ($)
Summary Compensation Table Total(a)	$3,454,004	$6,093,277
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	$0	$(4,517,098)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	$28,837,920	$12,500,600
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	$53,570,289	$30,583,257
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	$11,508,712	$3,421,594
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	$49,324,779	$26,769,441
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0
Compensation Actually Paid	$146,695,704	$74,851,071
(4) Company TSR shown in column (f) is calculated assuming a $100 investment in the Company on March 28, 2025 (the date our Class A common stock began trading on Nasdaq). Historic stock price performance is not necessarily indicative of future stock performance. There were no dividends or other earnings paid in the covered fiscal year.
(5) The peer group used for the purpose of this disclosure is the Dow Jones U.S. Technology Index, which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report. Peer group TSR shown in column (g) represents a $100.00 investment in this peer group on March 28, 2025.
(6) Amount included in column (h) is Net Income as reported in our audited financial statements.
(7) We determined Revenue to be the most important financial performance measure used to link our performance to compensation actually paid to our Chief Executive Officer and other Named Executive Officers in 2025.
Analysis of the Information Presented in the Pay Versus Performance Table
In this section, we provide a graphic analysis showing a comparison of the compensation actually paid to executives and total shareholder return, net income and revenue.
The following chart sets forth the relationship between compensation actually paid to our Chief Executive Officer, the average of compensation actually paid to our other Named Executive Officers, and the Company’s cumulative TSR and the Dow Jones U.S. Technology Index cumulative TSR since our IPO through the end of 2025.

Compensation Actually Paid vs. Total Shareholder Return
Compensation Actually Paid
Cumulative TSR
(Value of initial $100 investment)
$200m
$150m
$100m
$50m
$0m
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$179.03
$145.09
$100.00
$146.7m
$74.9m
IPO
2025
PEO CAP
Avg. NEO CAP
CRWV TSR
Peer Group TSR

The following chart sets forth the relationship between compensation actually paid to our Chief Executive Officer, the average of compensation actually paid to our other Named Executive Officers, and our net income since our initial public offering through the end of 2025.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$160m
$140m
$120m
$100m
$80m
$60m
$40m
$20m
$0m
-$20m
-$40m
$0m
-$200m
-$400m
-$600m
-$800m
-$1,000m
-$1,200m
$146.7m
$74.9m
$(1,168)m
2025
PEO CAP
Avg. NEO CAP
Net Income

The following chart sets forth the relationship between compensation actually paid to our Chief Executive Officer, the average of compensation actually paid to our other Named Executive Officers, and Revenue since our initial public offering through the end of 2025.

Compensation Actually Paid vs. Revenue
Compensation Actually Paid
Revenue
$200m
$180m
$160m
$140m
$120m
$100m
$80m
$60m
$40m
$20m
$0m
$6,000m
$5,000m
$4,000m
$3,000m
$2,000m
$1,000m
$0m
$5,132m
$146.7m
$74.9m
2025
PEO CAP
Avg. NEO CAP
Revenue

Most Important Financial and Non-Financial Performance Measures
The measures listed below were the most important performance measures used to align the compensation actually paid to our Named Executive Officers in 2025 with our performance. The measures below are not ranked.
Revenue
Stock Price

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2025, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights (#)	Weighted-average exercise price of outstanding options and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	59,826,334(2)	1.76(3)	55,003,296(4)
Equity compensation plans not approved by security holders	—	—	—
Total	59,826,334	1.76	55,003,296
___________
(1)    Consists of our 2019 Plan and our 2025 Plan, and excludes purchase rights accruing under our 2025 Employee Stock Purchase Plan (“2025 ESPP”).
(2)    Includes outstanding stock options to purchase 34,094,798 shares and 25,731,536 shares underlying RSUs.
(3)    The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(4)    Consists of 45,135,077 shares of Class A common stock that remain available for grant under our 2025 Plan and 9,686,219 shares of Class A common stock that remain available for purchase under the 2025 ESPP. There are no shares of common stock available for issuance under our 2019 Plan. Additionally, the number of shares reserved for issuance under our 2025 Plan increases automatically on January 1 of each of 2026 through 2035 by the number of shares equal to the lesser of: (A) 5% of the aggregate number of outstanding shares of all classes of our common stock plus the total number of shares of our Class A common stock issuable upon conversion of preferred stock (if any), in each case as of the immediately preceding December 31 and (B) such number of shares of our Class A common stock as may be determined by our Board of Directors or our Compensation Committee. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2025 Plan increased by 25,107,515 shares on January 1, 2026. Similarly, the number of shares reserved for issuance under our 2025 ESPP increases automatically on January 1 of each of 2026 through 2035 by the number of shares equal to the lesser of (A) 1% of the sum of the total number of outstanding shares of all classes of our common stock plus the total number of shares of our Class A common stock issuable upon conversion of preferred stock (if any), in each case outstanding as of the immediately preceding December 31 and (B) such number of shares of our Class A common stock as may be determined by our Board of Directors or our Compensation Committee; provided, however, no more than 100,000,000 shares may be issued under the 2025 ESPP. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2025 ESPP increased by 5,021,503 shares on January 1, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2026, by:

●each of our Named Executive Officers;
●each of our directors or director nominees;
●all of our directors and executive officers as a group; and
●each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable beneficial ownership percentages are based on 442,969,348 shares of Class A common stock, 99,997,704 shares of Class B common stock, and no shares of Class C common stock outstanding as of April 15, 2026. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 15, 2026, RSUs that are expected to vest and settle within 60 days of April 15, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o CoreWeave, Inc., 290 W Mt. Pleasant Ave., Suite 4100, Livingston, New Jersey 07039.

	Shares Beneficially Owned				Percent of Total Voting Power(1)
	Class A Common Stock		Class B Common Stock
	Number (#)	Percent (%)	Number (#)	Percent (%)
Name of Beneficial Owner
Named Executive Officers and Directors:
Michael Intrator(2)	5,289,944	1.19%	56,215,770	54.93%	38.70%
Nitin Agrawal(3)	505,518	*	—	*	*
Brannin McBee(4)	377,569	*	21,140,580	20.96%	14.59%
Brian Venturo(5)	422,832	*	30,114,514	28.89%	20.30%
Jonathan Jones	—	*	—	*	*
Karen Boone(6)	18,880	*	—	*	*
Jack Cogen(7)	15,329,596	3.46%	—	*	1.06%
Glenn H. Hutchins(8)	404,780	*	—	*	*
Margaret C. Whitman(9)	6,380	*	—	*	*
All executive officers and directors as a group (12 persons)(10)	23,912,505	5.38%	107,470,864	100.00%	72.32%
Other 5% Stockholders:
Funds or accounts managed or advised by Magnetar Financial LLC(11)	77,684,206	17.07%	—	—	5.34%
NVIDIA Corporation(12)	47,213,353	10.66%	—	—	3.27%
Jane Street Group LLC(13)	28,913,099	6.53%	—	—	2.00%

___________
*    Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)    Percentage of total voting power represents voting power with respect to all shares of our common stock, as a single class outstanding as of April 15, 2026. The holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share.
(2)    Consists of (i) 5,266,501 shares of our Class A common stock directly held by Michael Intrator; (ii) 21,867,489 shares of our Class B common stock directly held by Mr. Intrator; (iii) 2,345,920 shares of our Class B common stock issuable upon the exercise of stock options directly held by Mr. Intrator which are exercisable within 60 days of April 15, 2026; (iv) 23,443 shares of our Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of April 15, 2026;(v) 365,200 shares of our Class B common stock directly held by Mr. Intrator’s spouse; (vi) 24,633,894 shares of our Class B common stock directly held by Omnadora Capital LLC (“Omnadora”); (vii) 136,947 shares of our Class B common stock directly held by the PMI 2024 F&F GRAT (“PMI”), (viii) 4,576,000 shares of our Class B common stock directly held by the Intrator Family GST-Exempt Trust (the “Intrator GST Trust”); and (ix) 2,290,320 shares of our Class B common stock directly held by the Intrator Family Trust (together with the Intrator GST Trust, the “Intrator Family Trusts”). Mr. Intrator serves as the sole manager of Omnadora Management LLC, which is the manager of Omnadora, and therefore may be deemed to exercise voting and investment discretion over securities held by Omnadora. Mr. Intrator’s spouse is the trustee of PMI and co-trustee of the Intrator Family Trusts and may be deemed to exercise voting and investment discretion over securities held by them.
(3)     Consists of (i) 189,892 shares of our Class A common stock directly held by Nitin Agrawal; (ii) 141,769 shares of our Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of April 15, 2026; (iii) 34,905 shares of our Class A common stock directly held by Mr. Agrawal’s spouse; (iv) 81,000 shares of our Class A common stock directly held by the Yellowstone 2025 GRAT (“Yellowstone GRAT”); and (v) 57,952 shares of our Class A common stock directly held by the Yosemite 2025 GRAT (“Yosemite GRAT”). Mr. Agrawal serves as trustee of the Yellowstone GRAT and the Yosemite GRAT and therefore may be deemed to exercise voting and investment discretion over securities held by them.
(4)    Consists of (i) 313,732 shares of our Class A common stock directly held by Brannin McBee; (ii) 7,391,660 shares of our Class B common stock directly held by Mr. McBee; (iii) 881,320 shares of our Class B common stock issuable upon the exercise of stock options directly held by Mr. McBee which are exercisable within 60 days of April 15, 2026; (iv) 8,037 shares of Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of April 15, 2026; (v) 2,146,980 shares of our Class B common stock directly held by Mr. McBee’s spouse; (vi) 54,000 shares of our Class A Common Stock directly held by the Canis Major SM Trust (the “Canis SM Trust”); (vii) 1,800 shares of our Class A Common Stock directly held of record by Mr. McBee’s child; (viii) 3,749,340 shares of our Class B common stock directly held by the Brannin J. McBee 2022 Irrevocable Trust (the “McBee Trust”); (ix) 324,000 shares of our Class B common stock directly held by the Canis Major 2024 Irrevocable Trust LLC (“Canis 2024 LLC”); (x) 108,600 shares of our Class B common stock directly held by the Canis Major 2025 Family Trust LLC (“Canis Major LLC”); (xi) 122,000 shares of our Class B common stock directly held by the Canis Minor 2025 Family Trust LLC; (xii) 3,983,907 shares of our Class B common stock directly held by the Canis Major 2025 GRAT (the “Major 2025 GRAT”); (xiii) 586,205 shares of our Class B common stock directly held by the Canis Minor 2025 GRAT (the “Minor 2025 GRAT”); (xiv) 1,582,773 shares of our Class B common stock directly held by the Canis Major 2026 GRAT (the “Major 2026 GRAT”); (xv) 263,795 shares of our Class B common stock directly held by the Canis Minor 2026 GRAT (the “Minor 2026 GRAT”). Mr. McBee may be deemed to have beneficial ownership with respect to the shares of our Class A common stock directly held by the Canis SM Trust by virtue of his power to replace its trustee. Mr. McBee’s spouse serves as trustee of the McBee Trust, the Minor 2025 GRAT, and the Minor 2026 GRAT and may be deemed to exercise voting and investment discretion over securities held by each of them. Mr. McBee serves as trustee of the Major 2025 GRAT and the Major 2026 GRAT, and as manager of each of Canis 2024 LLC, Canis Major LLC, and Canis Minor LLC, and, therefore, may be deemed to exercise voting and investment discretion over securities held by each of them.
(5)    Consists of (i) 223,580 shares of our Class A common stock directly held by Brian Venturo; (ii) 5,343,347 shares of our Class B common stock directly held by Mr. Venturo; (iii) 4,245,920 shares of our Class B common stock issuable upon the exercise of stock options directly held by Mr. Venturo which are exercisable within 60 days of April 15, 2026; (iv) 11,386 shares of Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of April 15, 2026; (v) 2,001,900 shares of our Class B common stock directly held by Mr. Venturo’s spouse; (vi) 22,500 shares of our Class A common stock directly held by Mr. Venturo’s father-in-law, who is a member of his household; (vii) 82,679 shares of our Class A common stock directly held by the YOLO APV Trust (viii) 82,687 shares of our Class A common stock directly held by the YOLO ECV Trust; (ix) 7,767,464 shares of our Class B common stock directly held by West Clay Capital LLC (“West Clay”) (x) 5,402,057 shares of our Class B common stock directly held by the 2023 Venturo Family GRAT dated June 30, 2023 (the “Venturo 2023 GRAT”) ; (xi) 1,788,596 shares of our Class B common stock directly held by the Venturo Family 2024 Friends and Family GRAT (the “Venturo 2024 GRAT”); and (xii) 3,565,230 shares of our Class B common stock directly held by the Venturo Family GST Exempt Trust dated June 30, 2023 (the “Venturo GST Trust”). Mr. Venturo may be deemed to have beneficial ownership with respect to the shares of our Class A common stock directly held by the YOLO APV Trust and the YOLO ECV Trust, by virtue of his power to replace their trustee. Mr. Venturo serves as managing member of West Clay and as trustee of the Venturo 2023 GRAT and Venturo 2024 GRAT and may be deemed to exercise voting and investment discretion over securities held by each of them. Mr. Venturo’s spouse serves as trustee of the Venturo GST Trust and may be deemed to exercise voting and investment discretion over securities held by it.
(6)    Consists of (i) 8,360 shares of our Class A common stock directly held by Karen Boone; and (ii) 10,520 shares of our Class A common stock directly held by The Boone Family Trust, dated August 6, 2015 (the “Boone Trust”). Karen Boone and her spouse are co-trustees of the Boone Trust and as such may be deemed to exercise voting and investment discretion over securities held by it.
(7)    Consists of (i) 261,140 shares of our Class A common stock directly held by Jack Cogen; (ii) 146,613 shares of our Class A common stock directly held by Mr. Cogen’s spouse; (iii) 1,200,000 shares of our Class A common stock directly held by the Cogen Family Trust, dated December 17, 2012 (“Cogen 2012 Trust”); (iv) 19,200 shares of our Class A common stock directly held by the Jack D. Cogen 2020 Family Trust (“Cogen 2020 Trust”); (v) 116,167 shares of our Class A common stock directly held by the Cherry Tree 2024 GRAT; (vi) 10,329,676 shares of our Class A common stock directly held by CW Holding 987 LLC; (vii) 654,200 shares of our Class A common stock directly held by Birch Tree Trust LLC; (viii) 654,200 shares of our Class A common stock directly held by Chestnut Tree Trust LLC; (ix) 654,200 shares of Class A common stock directly held by Maple Tree Trust LLC; (x) 200,000 shares of Class A common stock directly held by the Pine Tree Trust LLC; (xi) 654,200 shares of Class A common stock directly held by Willow Tree Trust LLC (together with Birch Tree Trust LLC, Chestnut Tree Trust LLC, Maple Tree Trust LLC, and Pine Tree Trust LLC, the “Tree LLCs”); (xii) 110,000 shares of our Class A common stock directly held by the Birch Br Trust LLC; (xiii) 110,000 shares of our Class A common stock directly held by the Chestnut Br Trust LLC; (xiv) 110,000 shares of our Class A common stock directly held by the Maple Br Trust LLC; and (xv) 110,000 shares of our Class A common stock directly held by the Willow Br Trust LLC (together with Birch Br Trust LLC, Chestnut Br Trust LLC, and Maple Br Trust LLC, the "Br LLCs"). Mr. Cogen’s spouse is co-trustee of the Cogen 2012 Trust and as such may be deemed to exercise shared voting and investment discretion over securities held by it. Mr. Cogen may be deemed to have beneficial ownership with respect to the shares of our Class A common stock directly held by the Cogen 2020 Trust, by virtue of his power to replace its trustee. Mr. Cogen serves as trustee of the Cherry Tree 2024 GRAT and as manager of CW Holding 987 LLC and each of the Tree LLCs and the BR LLCs and may be deemed to exercise voting and investment discretion over securities held by each of them. On April 16, 2026, Mr. Cogen notified the Board of Directors that he would not stand for re-election at the Annual Meeting, and would therefore step down as a director upon the expiration of his term at the conclusion of the Annual Meeting.

(8)    Consists of (i) 7,860 shares of our Class A common stock directly held by Glenn Hutchins; (ii) 1,440 shares of our Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of April 15, 2026; (iii) 10,640 shares of our Class A common stock directly held by North Island Inferno Fund II LLC (“North Island Inferno”); and (iv) 384,840 shares of our Class A common stock directly held by Tide Mill LLC (“Tide Mill”). Glenn H. Hutchins serves as investment manager for North Island Inferno and as such may be deemed to exercise shared voting and investment discretion over securities held by it. The managing member of Tide Mill is North Island Management, LLC (“NIM”). Mr. Hutchins serves as chairman of NIM and may be deemed to directly or indirectly exercise voting and investment discretion over the investments of NIM and Tide Mill. The business address of each of the aforementioned parties is: 330 Madison Avenue, 33rd Floor, New York, NY 10017.
(9)    Consists of (i) 5,200 shares of Class A common stock directly held by Margaret C. Whitman; and (ii) 1,180 shares of our Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of April 15, 2026.
(10)    The reported amounts represent the total of all securities beneficially owned by our directors and officers, consisting of (i) 22,448,691 shares of our Class A common stock; (ii) 99,997,704 shares of our Class B common stock; (iii) 1,165,247 shares of our Class A common stock issuable upon the exercise of stock options which are exercisable within 60 days of April 15, 2026; (iv) 7,473,160 shares of our Class B common stock issuable upon the exercise of stock options which are exercisable within 60 days of April 15, 2026; and (v) 298,567 shares of our Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 15, 2026.
(11)    Based on Amendment Number 1 to its statement on Schedule 13G (the “Magnetar Statement”) filed with the SEC on October 7, 2025 by Magnetar Financial LLC (“Magnetar Financial”), Magnetar Capital Partners LP (“Magnetar Capital Partners”), Supernova Management LLC (“Supernova Management”), and David J. Snyderman (“Mr. Snyderman”), as well as a Form 4 filed by Magnetar Financial on March 20, 2026, with respect to transaction date March 19, 2026, a Form 4 filed by Magnetar Financial on April 17, 2026, with respect to transaction date April 15, 2026, and Forms 3, as amended, (collectively, with the Magnetar Statement, the “Magnetar Beneficial Ownership Reports”), with respect to transaction date March 27, 2025, filed by Magnetar Financial, CW Opportunity LLC (“CW Opportunity”), and Magnetar Structured Credit Fund LP (“Magnetar SCF” and, together with Magnetar Financial and CW Opportunity, the “Magnetar Entities”). Pursuant to the Magnetar Beneficial Ownership Reports, the securities reported as beneficially owned by the Magnetar Entities consist of (i) 5,239,380 shares of our Class A common stock directly held by CW Opportunity 2 LP; (ii) 21,288,071 shares of our Class A common stock directly held by CW Opportunity; (iii) 1,973,782 shares of our Class A common stock directly held by Longhorn Special Opportunities Fund LP; (iv) 1,455,014 shares of our Class A common stock and 1,335,913 shares of our Class A common stock issuable upon the exercise of warrants directly held by Magnetar Alpha Star Fund LLC; (v) 288,486 shares of our Class A common stock directly held by Magnetar Capital Master Fund, Ltd; (vi) 4,764,033 shares of our Class A common stock and 1,457,361 shares of our Class A common stock issuable upon the exercise of warrants directly held by Magnetar Constellation Master Fund, Ltd; (vii) 5,990,941 shares of our Class A common stock and 2,550,383 shares of our Class A common stock issuable upon the exercise of warrants directly held by Magnetar Lake Credit Fund LLC; (viii) 8,489,788 shares of our Class A common stock and 242,891 shares of our Class A common stock issuable upon the exercise of warrants directly held by Magnetar Longhorn Fund LP; (ix) 1,083,162 shares of our Class A common stock and 1,335,913 shares of our Class A common stock issuable upon the exercise of warrants directly held by Magnetar SC Fund Ltd; (x) 8,378,665 shares of our Class A common stock and 728,678 shares of our Class A common stock issuable upon the exercise of warrants directly held by Magnetar Structured Credit Fund, LP; (xi) 2,941,049 shares of our Class A common stock and 2,671,831 shares of our Class A common stock issuable upon the exercise of warrants directly held by Magnetar Xing He Master Fund Ltd; (xii) 2,821,273 shares of our Class A common stock and 1,700,255 shares of our Class A common stock issuable upon the exercise of warrants directly held by Purpose Alternative Credit Fund - F LLC; (xiii) 825,894 shares of our Class A common stock and 121,443 shares of our Class A common stock issuable upon the exercise of warrants directly held by Purpose Alternative Credit Fund - T LLC. Pursuant to the Magnetar Beneficial Ownership Reports, Magnetar Financial, which is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended, serves as investment adviser to each of CW Opportunity, CW Opportunity 2 LP, Longhorn Special Opportunities Fund LP, Magnetar Capital Master Fund, Ltd, Magnetar Constellation Master Fund, Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, Magnetar Xing He Master Fund Ltd, Purpose Alternative Credit Fund - F LLC, and Purpose Alternative Credit Fund - T LLC. Magnetar Financial is the general partner of Magnetar SCF and the manager of Magnetar Alpha Star Fund LLC and Magnetar Lake Credit Fund LLC. In such capacities, Magnetar Financial may be deemed to indirectly exercise investment and voting discretion over securities directly held by them. Magnetar Capital Partners is the sole member and parent holding company of Magnetar Financial. Supernova Management is the general partner of Magnetar Capital Partners. Mr. Snyderman is the manager of Supernova Management. As such, each of Magnetar Capital Partners, Supernova Management, and Mr. Snyderman may be deemed to indirectly exercise investment and voting discretion over securities directly held by each of the securityholders listed in this footnote (11). The principal business office address of each of the aforementioned parties is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.
(12)    As reported on Amendment Number 1 to the statement on Schedule 13G filed with the SEC on January 26, 2026 by NVIDIA Corporation, reporting beneficial ownership as of January 23, 2026. NVIDIA Corporation reported having sole dispositive and voting power over 47,213,353 shares, shared dispositive and voting power over no shares of our Class A common stock. The principal business office address of NVIDIA Corporation is 2788 San Tomas Expressway, Santa Clara, CA 95051.
(13)    As reported on Amendment Number 2 to the statement on Schedule 13G filed with the SEC on February 12, 2026 by Jane Street Group, LLC, Jane Street Capital, LLC, Jane Street Options, LLC and Jane Street Global Trading, LLC (“Jane Street Global” and, together with Jane Street Group, LLC, Jane Street Capital, LLC, Jane Street Options, LLC, “Jane Street”), reporting beneficial ownership as of December 31, 2025, and as supplemented by the previous disclosure we made in our Current Report on Form 8-K filed with the SEC on April 15, 2026, reporting a securities purchase agreement entered into by and between us and Jane Street Global. Pursuant to the Jane Street Disclosures, Jane Street may be deemed to exercise investment and voting discretion with respect to an aggregate 28,913,099 shares of our Class A common stock. The principal business office address of the aforementioned parties is 250 Vesey Street, 6th Floor, New York, NY 10281.

REPORT OF THE AUDIT COMMITTEE
This report of the Audit Committee is required by the Securities and Exchange Commission (the “SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements for the year ended December 31, 2025. Our Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Our Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 that was filed with the SEC on March 2, 2026.

Submitted by the Audit Committee
Karen Boone, Chairperson
Jack Cogen
Margaret C. Whitman

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last year, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000 and (ii) any of our directors, nominees for director, executive officers, or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the sections “Proposal No. 1: Election of Class I Director” and “Executive Compensation”.
Equity Exchange Right Agreements
In September 2024, we entered into an Equity Exchange Right Agreement with each of our Co-Founders, Messrs. Intrator, Venturo, and McBee, pursuant to which each of our Co-Founders have a right (but not an obligation), to require us to exchange, for shares of our Class B common stock, any shares of our Class A common stock received by him upon the exercise or settlement of equity awards for shares of our Class A common stock (the “Equity Exchange Rights”). The Equity Exchange Rights only apply to equity awards granted to our Co-Founders prior to September 2024. As of December 31, 2025 and March 31, 2026, respectively, there were 6,826,380 and 7,214,460 shares of our Class A common stock subject to outstanding stock options to purchase shares of our Class A common stock held by our Co-Founders and that may be exchanged, upon exercise, for an equivalent number of shares of our Class B common stock pursuant to the Equity Exchange Rights.
The Equity Exchange Rights terminate (a) with respect to shares of our Class A common stock subject to equity awards that are held by our Co-Founders, on the date on which such shares are forfeited pursuant to the terms of the applicable equity award, and (b) with respect to shares of our Class A common stock issued upon the exercise or settlement of equity awards held by a Co-Founder, (i) when the Co-Founder sells, transfers, or otherwise disposes of such shares of our Class A common stock or (ii) upon the earlier of (i) a date that is fixed by our Board of Directors that is no more than 61 days following the seventh anniversary of our initial public offering, (ii) the date specified by the affirmative vote of two-thirds of the outstanding voting power of the Class B common stock, or (iii) no more than 61 days following the first date Michael Intrator is no longer providing services that occupy substantially all of his working time and business efforts to us as an officer, employee, or consultant, as determined by our Board of Directors (other than as a result of termination of such Michael Intrator’s employment without cause).
Employment Arrangement with an Immediate Family Member
Michael McBee, the brother of Brannin McBee, our Chief Development Officer, has been employed by us in a non-executive role since November 2024. For the year ended December 31, 2025 and the three months ended March 31, 2026, Mr. Michael McBee’s annual base salary was $190,000 and $197,500, respectively, in addition to equity compensation. Mr. Michael McBee’s compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our Chief Development Officer. Mr. Michael McBee was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our Chief Development Officer.
Magnetar Related Party Transactions
We have entered into certain transactions, as further described below, with Magnetar and certain funds or accounts managed or advised by Magnetar. Magnetar beneficially owns more than 5% of our outstanding capital stock.
AI Computing Service Reserved Capacity and Prepayment Agreement
In August 2024, we entered into an agreement (as amended, the “MagAI Capacity Agreement”) with a fund managed by Magnetar (“MagAI Ventures”). Under the MagAI Capacity Agreement, we will provide certain portfolio companies of MagAI Ventures with a predetermined amount of cloud computing services at a pre-negotiated hourly rate. The specific amount of cloud computing services to be used by each portfolio company, if any, will be negotiated individually with each portfolio company, and will be subject to final approval by MagAI Ventures.
We received a refundable deposit of approximately $230 million in connection with the MagAI Capacity Agreement. Any consumption of cloud services by MagAI Ventures, including by their portfolio companies, under this arrangement is deducted from this deposit amount, with the unused portion refunded back to MagAI Ventures at the end of the term of the arrangement.
Throughout the term of the arrangement, if MagAI Ventures portfolio companies do not contract for the full amount of the predetermined cloud computing services, we may agree with MagAI Ventures to instead use this available capacity for other customers, and share profits with MagAI Ventures for any revenues realized above the revenues that would have been generated by charging these customers the MagAI Ventures pre-negotiated rate.
The MagAI Capacity Agreement runs for an initial period of four years, with an option for MagAI Ventures to extend the arrangement for two additional years, and the arrangement can be terminated by either party out of convenience. If the arrangement is terminated out of convenience, we are required to pay MagAI Ventures a breakup fee equal to the unused portion of the deposit multiplied by a factor that increases from 1.06x to 1.73x over the term of the arrangement. As of December 31, 2025 and March 31, 2026, the $230 million refundable deposit remains available for cloud computing services for MagAI Ventures’ portfolio companies, as no services had yet been provided under this arrangement. Upon termination by either party, the unused portion of the $230 million deposit will be refunded along with a specified multiplier that increases over the term of the arrangement that equates to a 12% annual rate of return. As of December 31, 2025, we had $273 million classified as debt, current, including $43 million of redemption premiums, on the consolidated balance sheets, related to this arrangement.
Preferred Stock Investment
On June 14, 2024, we contributed an aggregate amount of $50 million to a fund managed by Magnetar (“MAIV”) in connection with MAIV’s purchase of shares of preferred stock in a private company. In connection with this investment, upon the earlier of (a) the one year anniversary of the closing of MAIV and (b) the date that we certify in writing to Magnetar that we intend to file a registration statement with the SEC in respect of an initial public offering within 30 calendar days, and ending upon the expiration of the seventh anniversary of the closing date of the preferred stock offering, we may, at any month-end upon 30 days’ written notice, request that MAIV make a distribution in kind to us of up to, in the aggregate, 99% of our interest in MAIV. Any such request will be satisfied by MAIV either (i) distributing to us shares of the private company’s preferred stock, or (ii) providing payment to us of the aggregate sale price of such shares following MAIV’s sale of the shares, in each case, as promptly as reasonably practicable.
To the extent there is an in-kind distribution of the private company’s preferred stock to us and following such distribution we sell any shares of such preferred stock (or any securities into which such stock is converted or exchanged), we will allocate the net proceeds from such sale as follows (i) 100% of the net proceeds to us until we receive an amount equal to our aggregate capital contribution to MAIV and (ii) thereafter, 75% of the net proceeds to us and 25% to an affiliate of Magnetar.
Delayed Draw Term Loan 2.0 Facility and 2.1 Facility
On May 16, 2024, CoreWeave Compute Acquisition Co. IV, LLC, our direct, wholly-owned subsidiary, as borrower, entered into a credit agreement with U.S. Bank National Association, as depository bank, U.S. Bank Trust Company, National Association, as administrative agent and collateral agent, Blackstone Alternative Credit Advisors LP, Blackstone Alternative Solutions L.L.C., Blackstone Tactical Opportunities Advisors L.L.C., and Blackstone Private Investments Advisors L.L.C., as lead lenders and co-lead investors, Magnetar, as a co-lead investor, and the lenders party thereto, providing for a $7.6 billion delayed draw term loan facility (as amended, the “DDTL 2.0 Facility”). Our DDTL 2.0 Facility was entered into primarily to finance capital expenditures required to perform customer contracts, including the acquisition of GPU servers and related infrastructure.
Additional loans are available to be drawn under our DDTL 2.0 Facility until the commitment termination date, which may be extended for an additional three months with the consent of the required lenders. The aggregate amount of loans available to be drawn under our DDTL 2.0 Facility in connection with any borrowing request are limited to a percentage of the depreciated purchase price of GPU servers and related infrastructure for the contract that the loans are being used to finance, with such percentage based upon the credit rating of the applicable customer.
Amounts borrowed under our DDTL 2.0 Facility are subject to an interest rate per annum equal to, at our option, either (a) for base rate loans, an applicable margin (ranging from 5.0% to 12.0%, depending on the credit rating of the customer whose contract is being financed) plus a base rate (subject to a 0.00% floor) determined by reference to the highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) the one month term SOFR plus 1.00% or (b) for term SOFR loans, an applicable margin (ranging from 6.0% to 13.0%, depending on the credit rating of the customer whose contract is being financed) plus the term SOFR (subject to a 0.00% floor) for a three month interest period.
All obligations under our DDTL 2.0 Facility are secured, subject to certain exceptions, by substantially all of the subsidiary’s assets and a pledge of 100% of the equity interests in the subsidiary.
Each loan under our DDTL 2.0 Facility matures 5 years after funding. As of December 31, 2025, $5.0 billion of our DDTL 2.0 Facility was drawn with no amounts remaining available for borrowing. As of December 31, 2025, we have paid $457 million in interest on outstanding amounts under our DDTL 2.0 Facility and have made no principal payments.
In September 2025, we further amended the DDTL 2.0 Facility (as so amended, the “DDTL 2.1 Facility”) to create a new tranche of delayed draw term loan facility up to $3.0 billion that may be drawn through March 2026. The principal amount of the DDTL 2.1 Facility is required to be repaid in quarterly installments, beginning in July 2026, with the final payment due five years after the applicable loan was funded. Borrowings under the DDTL 2.1 Facility are subject to an interest rate per annum equal to, at our option, either the term SOFR or the alternative base rate plus a spread. The spread is equal to 4.25% for term SOFR loans and 3.25% for base rate loans. The total loans available are constrained by the purchase price of assets for which the loans are being used to finance with such percentage based upon the depreciable cost of GPU servers. The terms of the draws under the DDTL 2.0 Facility remain unchanged. As of December 31, 2025, $2.7 billion of our DDTL 2.1 Facility was drawn and $0.3 billion remained available for borrowing. As of December 31, 2025, we had not yet paid any amounts in principal or interest on outstanding amounts under our DDTL 2.1 Facility.
Delayed Draw Term Loan 1.0 Facility
On July 30, 2023, CoreWeave Compute Acquisition Co. II, LLC, our direct, wholly-owned subsidiary, as borrower, entered into a credit agreement with U.S. Bank National Association, as depository bank, U.S. Bank Trust Company, National Association, as administrative agent and collateral agent, Blackstone Tactical Opportunities Advisors L.L.C., and Magnetar, on behalf of certain lenders as the lead lenders, and the arrangers, bookrunners, and lenders party thereto, providing for a $2.3 billion delayed draw term loan facility (as amended, the “DDTL 1.0 Facility”). Our DDTL 1.0 Facility was entered into primarily to finance capital expenditures required to perform customer contracts, including the acquisition of GPU servers and related infrastructure.
Amounts borrowed under our DDTL 1.0 Facility are subject to an interest rate per annum equal to, at our option, either (i) for base rate loans, an applicable margin of 8.6196% plus a base rate (subject to a 0.00% floor) determined by reference to the highest of (a) the prime rate, (b) the federal funds effective rate plus 0.50%, and (c) the one month term SOFR plus 1.00% or (ii) for term SOFR loans, an applicable margin of 9.6196% plus the term SOFR (subject to a 0.00% floor) for a three month interest period.
All obligations under our DDTL 1.0 Facility are secured, subject to certain exceptions, by substantially all of the subsidiary’s assets and a pledge of 100% of the equity interests in the subsidiary.
The maturity date of our DDTL 1.0 Facility is March 28, 2028. As of December 31, 2025, our DDTL 1.0 Facility was fully drawn, and we had $1.6 billion outstanding under our DDTL 1.0 Facility. As of December 31, 2025, we have paid $748 million in principal and $523 million in interest on outstanding amounts under our DDTL 1.0 Facility.

Convertible Senior Secured Notes due 2025
In October 2021, we entered into a Note Issuance Agreement with Magnetar (the “Note Issuance Agreement”), pursuant to which we issued to funds or accounts managed or advised by Magnetar (the “2025 Convertible Note Purchasers”) $50 million aggregate principal amount of Convertible Senior Secured Notes due 2025 (the “2025 Convertible Notes”). In 2023, the aggregate principal amount of the 2025 Convertible Notes was increased to $55 million as a result of the payment of certain interest payments in kind.
Effective as of September 17, 2024, the 2025 Convertible Note Purchasers caused the 2025 Convertible Notes to be converted into shares of our Class A common stock pursuant to the terms and conditions of the Note Issuance Agreement. As a result of the conversion, 24,543,980 shares of our Class A common stock were issued to the 2025 Convertible Note Purchasers, and all our obligations under the Note Issuance Agreement and related documents were satisfied and discharged in full (except customary surviving obligations and as otherwise discussed herein).
In connection with the issuance of the 2025 Convertible Notes, we granted to Magnetar (a) an option to purchase $15.0 million of our Class A common stock at the initial public offering price of $40.00 per share, which option was exercised by Magnetar on March 19, 2026 and (b) the right (using our commercially reasonable efforts) to subscribe for and purchase at least 5% of our capital stock issued in any future public equity offering by us, including for shares of our Class A common stock.
Senior Secured Notes due 2025
In October 2022, we entered into a Note Issuance Agreement with Magnetar, pursuant to which we issued to funds or accounts managed or advised by Magnetar (the “2025 Note Purchasers”) $125 million aggregate principal amount of Senior Secured Notes due 2025 (the “2025 Notes”). In connection with the 2025 Notes issuance, we also issued to the 2025 Note Purchasers the following warrants:
●warrants to purchase 4,337,386 shares of our common stock with an exercise price determined as of the exercise date equal to the lower of (i) the deemed purchase price per share in connection with a qualified equity financing equal to $1.0 billion that is completed or (ii) the purchase price per share determined based on a valuation of us ranging from $1.5 billion (if the 2025 Notes were repaid within 120 days) to $1.0 billion (if the 2025 Notes remained outstanding more than 360 days) (the “Regular Warrants,” and such exercise price, the “Regular Warrants Exercise Price”); and
●warrants to purchase 7,807,282 shares of common stock with an exercise price of $0.0005 per share (the “Penny Warrants”).
In connection with the issuance of the 2025 Notes, we granted to the 2025 Note Purchasers the right to subscribe for and purchase at least 5% of our capital stock issued in our initial public offering. This option expired unexercised in connection with the IPO. Pursuant to the terms of each Regular Warrant and Penny Warrant, the 2025 Note Purchaser holding such Regular Warrant or Penny Warrant has a right of first offer with respect to its pro rata portion of any future issuances of our Class A common stock (other than, among other things, Class A common stock issued in an underwritten public offering that is not available due to underwriter cutbacks), including our Class A common stock to be sold and issued in our initial public offering, which right terminates upon the earlier of (a) the full exercise of such Regular Warrant or Penny Warrant or (b) October 18, 2029.
Director Nomination Letter
In May 2024, we entered into a letter agreement (the “Director Nomination Letter”) with funds or accounts managed or advised by Magnetar Financial LLC (collectively, the “Magnetar DNL Parties”), pursuant to which, during the period beginning on March 31, 2025 until the earlier of the date on which (i) no shares of our Class B common stock are outstanding and (ii) the Magnetar DNL Parties and their affiliates collectively no longer beneficially own at least 4,976,240 shares of our capital stock, if a designee or affiliate of the Magnetar DNL Parties is not then a member of our Board of Directors, the Magnetar DNL Parties have the collective right to nominate one individual for consideration to serve as a member of our Board of Directors (the “Magnetar Nominee”). The rights provided in the Director Nomination Letter were set to terminate upon the earliest of (i) such time as the Magnetar DNL Parties and their affiliates no longer beneficially own at least 4,976,240 shares of our capital stock, (ii) such time no shares of our Class B common stock are outstanding or (iii) the consummation of a merger or consolidation of the Company that is effected (a) for independent business reasons unrelated to extinguishing such rights; and (b) for purposes other than (x) our reincorporation in a different state; or (y) the formation of a holding company that will be owned exclusively by our stockholders and will hold all of the outstanding shares of capital stock of our successor. The Director Nomination Letter was terminated as of November 6, 2025.
Hiring of Former Magnetar Executives
Ernie Rogers, a former member of our Board of Directors and the former Chief Operating Officer of Magnetar, was appointed our Chief Architect, Strategic Financing in June 2025. For the year ended December 31, 2025, Mr. Rogers’ annual base salary was $450,000, in addition to equity compensation. Mr. Rogers’ compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to Magnetar. Mr. Rogers was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to Magnetar.
Jessica Damrat, the former Chief Financial Officer, Management Company, of Magnetar, was appointed our SVP, Strategic Financing in June 2025. For the year ended December 31, 2025, Ms. Damrat’s annual base salary was $450,000, in addition to equity compensation. Ms. Damrat’s compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to Magnetar. Ms. Damrat was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to Magnetar.
NVIDIA Related Party Transactions
We have entered into certain transactions, as further described below, with NVIDIA Corporation (“NVIDIA”). NVIDIA beneficially owns more than 5% of our outstanding capital stock.
Master Services Agreement
In April 2023, we entered into a Master Services Agreement (the “Master Services Agreement”) with NVIDIA pursuant to which we provide NVIDIA with our infrastructure and platform services through fulfillment of order forms submitted to us by NVIDIA. For the year ended December 31, 2025 and the three months ended March 31, 2026, NVIDIA has paid us an aggregate of approximately $326.3 million and $59.6 million, respectively, pursuant to the Master Services Agreement and related order forms. Either party may terminate the Master Services Agreement (or any order thereunder) (i) upon 30 days’ written notice to the other party of a breach or (ii) if the other party becomes subject to a bankruptcy petition or other insolvency proceeding, receivership, liquidation or assignment for the benefit of creditors and such proceedings are not dismissed within 90 days.
Supplier Arrangement
As a result of our obligations in our current customer contracts, all of the Graphics Processing Units (“GPUs”) used in our infrastructure today are NVIDIA GPUs. For the year ended December 31, 2025, NVIDIA accounted for 17% of our total purchases from suppliers.
Common Stock Financing
On January 23, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with NVIDIA and completed the issuance and sale of 22,935,780 shares of our Class A common stock to NVIDIA pursuant to the Purchase Agreement, at a price of $87.20 per share for an aggregate purchase price of $2 billion in cash.
Jane Street Related Party Transactions
We have entered into certain transactions, as further described below, with Jane Street Group, LLC ("Jane Street") and certain entities affiliated with Jane Street. Jane Street beneficially owns more than 5% of our outstanding capital stock.

Master Services Agreement
In February 2024, we entered into a Master Services Agreement (the “Jane Street MSA”) with Jane Street pursuant to which we provide Jane Street with our infrastructure and platform services through fulfillment of order forms submitted to us by Jane Street. For the year ended December 31, 2025 and the three months ended March 31, 2026, Jane Street has paid us an aggregate of approximately $100.0 million and $220.6 million, respectively, pursuant to the Jane Street MSA and related order forms. Either party may terminate the Jane Street MSA (or any order thereunder) (i) upon 30 days’ written notice to the other party of a breach (or with respect to non-payment, 15 days’ written notice) or (ii) if the other party becomes subject to a bankruptcy petition or other insolvency proceeding, receivership, liquidation or assignment for the benefit of creditors.
Common Stock Financing
On April 15, 2026, we entered into a Securities Purchase Agreement (the “Jane Street Purchase Agreement”) with Jane Street Global Trading LLC (“Jane Street GT”) and completed the issuance and sale of 9,174,311 shares of our Class A common stock to Jane Street GT pursuant to the Jane Street Purchase Agreement, at a price of $109.00 per share for an aggregate purchase price of approximately $1.0 billion in cash. We provided Jane Street GT with certain limited piggyback registration rights with respect to the shares that they purchased pursuant to the Jane Street Purchase Agreement.
Registration Rights Agreements
Investors’ Rights Agreement
We are party to a Third Amended and Restated Investors’ Rights Agreement between us and other parties, dated May 16, 2024 (the “Rights Agreement”), which provides, among other things, that certain holders of our capital stock, including funds or accounts managed or advised by Magnetar and NVIDIA, each beneficial owners of more than 5% of our outstanding capital stock, as well as certain affiliates of Jack Cogen, a current member of our Board of Directors, and Michael Intrator, our Chief Executive Officer, President, and Chairperson of our Board of Directors, and Brian Venturo, our Chief Strategy Officer, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing. The registration rights terminate (i) four years following the completion of our initial public offering, (ii) upon a deemed liquidation event (as defined in our amended and restated certificate of incorporation, as currently in effect), or (iii) with respect to any particular stockholder, at the time that such stockholder can sell all of its registrable securities (as defined in our Rights Agreement) without any restriction on volume or manner of sale in any three-month period pursuant to Rule 144 of the Securities Act of 1933, as amended (“Securities Act”) or any successor rule thereto.
Magnetar Amended and Restated Registration Rights Agreement
We are party to an Amended and Restated Registration Rights Agreement between us, the purchasers of our Convertible Senior Secured Notes due 2025 (the “2025 Convertible Notes”), the purchasers of our Senior Secured Notes due 2025, and certain other funds or accounts managed or advised by Magnetar (collectively, the “Magnetar RRA Parties”), dated October 17, 2022 (as amended, the “Magnetar Registration Rights Agreement”), which provides, among other things, that the Magnetar RRA Parties will be entitled to rights with respect to the registration of (i) the shares of our Class A common stock into which the 2025 Convertible Notes were converted, (ii) the certain warrants held by the Magnetar RRA Parties (the “Warrants”), (iii) the shares of our Class A common stock issuable upon exercise of the Warrants, and (iv) any shares of our Class A common stock held by any Magnetar RRA Party as of the date any class or series of our securities become listed on a national securities exchange under the Securities Act. The registration rights will terminate five years following the completion of our initial public offering.

Voting Agreement
Pursuant to the Second Amended and Restated Voting Agreement between us and other parties, dated May 16, 2024 (the “Voting Agreement”), certain holders of our capital stock had agreed to vote their shares on certain matters, including with respect to the election of members of our Board of Directors. Holders of our capital stock, including funds or accounts managed or advised by Magnetar, certain entities affiliated with Fidelity, and NVIDIA, each beneficial owners of more than 5% of our outstanding capital stock, as well as Jack Cogen, a current member of our Board of Directors, and certain of his affiliates, and Michael Intrator, our Chief Executive Officer and President, and certain of his affiliates, Brian Venturo, our Chief Strategy Officer, and certain of his affiliates, and certain affiliates of Brannin McBee, our Chief Development Officer, were parties to our Voting Agreement. Our Voting Agreement terminated upon the completion of our initial public offering.
Policies and Procedures for Related Party Transactions
Our Audit Committee is responsible for reviewing and approving or disapproving all related party transactions. We have adopted a written related person transaction policy that applies to our executive officers, directors, director nominees, holders of more than 5% of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Under our related party transaction policy, our Audit Committee reviews related party transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of our company and our stockholders. When reviewing a related party transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, the commercial reasonableness of the terms of the transaction and the materiality and character of the related person’s direct or indirect interest in the transaction.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting. The Annual Meeting will be held virtually on Monday, June 8, 2026 at 4:00 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CRWV2026, where you will be able to listen to the meeting live and vote your shares online during the meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about April 22, 2026 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?
You will be voting on:
●the election of Michael Intrator, the nominee for Class I director, to serve until our 2029 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification, retirement, or removal;
●a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026;
●a proposal to approve, on an advisory basis, the compensation of our Named Executive Officers;
●a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our Named Executive Officers; and
●any other business as may properly come before the Annual Meeting.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
●“FOR” the nominee in the election of Michael Intrator, the nominee for Class I director, to serve until our 2029 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification, retirement or removal;
●“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026;
●“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
●“ONE YEAR” for the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our Named Executive Officers.
Who is entitled to vote? How many shares can I vote?
Holders of our common stock as of the close of business on April 15, 2026 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 442,969,348 shares of Class A common stock outstanding, 99,997,704 shares of Class B common stock outstanding, and no shares of our Class C common stock outstanding.

Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Holders may vote all shares of our common stock that they owned as of the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors. In deciding all matters at the Annual Meeting, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this section, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares of our common stock live by following the instructions provided on your Notice or the instructions that accompanied your proxy materials to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this section, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

The following table summarizes the vote needed to approve each proposal and the effect of withhold votes, abstentions, and broker non-votes.

Proposal	Voting Options	Board Recommendation	Votes Required to Approve the Proposal	Effects of Abstentions	Effects of Withhold Votes	Effects of Broker Non-Votes
(1) Election of Class I Director	FOR or WITHHOLD	FOR	Plurality of the votes cast	N/A	No effect	No effect
(2) Ratification of Appointment of Independent Registered Public Accounting Firm	FOR or AGAINST	FOR	Majority of the votes cast	No effect	N/A	N/A
(3) Advisory Vote on The Compensation Of Our Named Executive Officers	FOR or AGAINST	FOR	Majority of the votes cast	No effect	N/A	No effect
(4) Advisory Vote On The Frequency Of Future Advisory Votes On The Compensation Of Our Named Executive Officers	ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN	ONE YEAR	The frequency receiving the greatest number of votes cast will be deemed the preferred frequency of stockholders	No effect	N/A	No effect

With respect to Proposal Nos. 2, 3, and 4, the results will not be binding on our Board of Directors, our Audit Committee, our Compensation Committee, or us. However, our Board of Directors, our Audit Committee, and our Compensation Committee will consider the outcome of the votes when making future decisions regarding our independent auditor appointment, the compensation of our Named Executive Officers, and the frequency of holding future non-binding advisory votes on the compensation of our Named Executive Officers.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our Bylaws and Delaware law. The holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes, and broker non-votes will be counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?
If you are a stockholder of record, there are four ways to vote:
●by internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 7, 2026 (please have your Notice or proxy card in hand when you visit the website);
●by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 7, 2026 (please follow the instructions on your proxy card or voting instruction form from your broker provided to you by email or over the internet);
●by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
●by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/CRWV2026, where you may vote and submit questions during the meeting. Please have your Notice, proxy card or the instructions that accompanied your proxy materials in hand when you visit the website.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the internet, depending on the voting process of your broker, bank, or other nominee. If you are a street name stockholder who has a voting instruction form or Notice that indicates that you may vote your shares through www.proxyvote.com, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, if you are a street name stockholder you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain your 16-digit control number in order to be able to attend, participate in, or vote at the Annual Meeting.

Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
●entering a new vote by internet or by telephone;

●completing and returning a later-dated proxy card;
●sending a timely written notice that you are changing your vote or revoking your proxy to the Corporate Secretary at 290 W Mt. Pleasant Ave., Suite 4100, Livingston, New Jersey 07039; or
●attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.

What do I need to do to attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which we believe makes it easier for stockholders to attend and participate more fully and equally in the Annual Meeting. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CRWV2026, which will allow such stockholders to submit questions during the meeting and vote shares electronically at the meeting.

We designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world.
During the meeting, you will have the ability to submit questions real-time via the virtual meeting website, with a limit of one question per stockholder. We will answer questions submitted in accordance with the meeting rules of conduct in the time allotted for the meeting. Only questions pertaining to the proposals to be acted on at the Annual Meeting will be answered, and we reserve the right to exclude questions that are, among other things, irrelevant to meeting matters, irrelevant to the business of CoreWeave, related to material nonpublic information of CoreWeave, related to personal matters or grievances, derogatory or in bad taste, related to pending or threatened litigation, or that are otherwise inappropriate (as determined by the Chairperson of the Annual Meeting or Corporate Secretary). Questions should be succinct and cover only one topic. Questions that are substantially similar may be grouped and answered together to avoid repetition.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting. The Annual Meeting webcast will begin promptly at 4:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 3:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the Annual Meeting.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Michael Intrator and Kristen McVeety have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting pursuant to our Bylaws, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 22, 2026 to all stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). Stockholders may also request to receive proxy materials for this Annual Meeting or future meetings of stockholders in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?
It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction forms you receive.

How are proxies solicited for the Annual Meeting?
Our Board of Directors and employees are soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Broker non-votes will be counted for purposes of determining whether a quorum is present and will have no effect on the outcome of the matters voted upon at the Annual Meeting. We encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the Notice or proxy materials. How may I obtain an additional copy?
We have adopted a procedure approved by the SEC called “householding” which will reduce our printing costs and postage fees. Under this procedure, multiple stockholders residing at the same address will receive a single copy of the Notice or, as applicable, proxy materials unless the stockholder notified us that they wish to receive multiple copies of such materials. Stockholders may revoke their consent to householding at any time by contacting Broadridge Financial Services, Inc. (“Broadridge”) either by calling toll-free at 1-866-540-7095, or by writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the householding program within 30 days of receipt of your request, following which you will receive multiple copies of such materials.

If you are a stockholder of record, upon written or oral request, we will promptly deliver a separate copy of the Notice or proxy materials to such stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy of the Notice or proxy materials, such stockholder may contact Broadridge by:
●Internet: www.proxyvote.com
●Telephone: 1-800-579-1639
●Email: sendmaterial@proxyvote.com
Additionally, stockholders of record who share the same address and receive multiple copies of the Notice or proxy materials can request a single copy of such materials by contacting Broadridge at the address, email address, or telephone number above.

Street name stockholders should contact their broker, bank or other nominee to request information about householding.

Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you have previously requested to receive paper copies but no longer wish to receive them, you may elect to receive all future proxy materials electronically via email or the Internet. Electing electronic delivery will help reduce our environmental impact and the costs incurred by us in mailing proxy materials. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your Notice to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to www.proxyvote.com and enroll for online delivery of annual meeting and proxy voting materials.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner.

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written proposal, delivered to or mailed and received at our principal executive offices, not later than December 23, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Our Bylaws also establish a process for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Among other things, our Bylaws provide that for business to be properly brought before an annual meeting of stockholders: (i) timely notice of such business must be provided to our Corporate Secretary and such notice must contain the information specified in our Bylaws and be updated and supplemented as required by our Bylaws, (ii) such business must be a proper matter for stockholder action, and (iii) if a solicitation notice has been provided, a proxy statement and form of proxy must be properly delivered in accordance with our Bylaws. For more information, see the section titled “—Availability of Bylaws.” To be timely for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written notice, delivered to or mailed and received at our principal executive offices:
●not earlier than February 8, 2027; and
●not later than March 10, 2027.
In the event that we hold the 2027 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day before the 2027 annual meeting of stockholders and no later than the later of the following two dates:
●the 90th day prior to the 2027 annual meeting of stockholders; or
●the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.
To comply with our Bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2027 annual meeting of stockholders must ensure that our Corporate Secretary receives written notice, delivered to or mailed and received at our principal executive offices, that sets forth all information required by our Bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.

If a stockholder who has properly notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “—Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws
A copy of our Bylaws is available on our website at investors.coreweave.com and via the SEC’s website at www.sec.gov. You may also obtain a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates by sending a written request to our Corporate Secretary at 290 W Mt. Pleasant Ave., Suite 4100, Livingston, New Jersey 07039.

OTHER MATTERS AND ADDITIONAL INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2025, except for one Form 4 for Kristen McVeety that was filed late on December 5, 2025 due to administrative error and one Form 3 for Jonathan Jones that was filed late on October 24, 2025, due to a delay in obtaining his EDGAR codes.

Available Information
Our consolidated financial statements for the year ended December 31, 2025 are included in our Annual Report, which we provide to our stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are also available on our Investor Relations website at investors.coreweave.com, by clicking “SEC Filings” in the “Financials” dropdown list. A copy of our Annual Report, including the financial statements, and Proxy Statement are available without charge upon request to Broadridge by contacting them via (1) www.proxyvote.com, (2) 1-800-579-1639, or (3) sendmaterial@proxyvote.com. A copy of this Proxy Statement and our Annual Report will also be available via the SEC’s website at www.sec.gov.
*  *  *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By Order of the Board of Directors,

Michael Intrator
Chief Executive Officer, President, and Chairperson of the Board of Directors

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V91647-P50345 3.&#9; To vote on a non-binding advisory basis to approve the compensation of our named executive officers. 4.&#9; To vote on a non-binding advisory basis on the frequency of future non-binding advisory votes to approve the compensation of our named executive officers. 1.&#9; Election of Class I Director 1a.&#9; Michael Intrator ! !! ! !! COREWEAVE, INC. The Board of Directors recommends you vote "FOR" the following Class I Director Nominee: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote "FOR" the following proposals: The Board of Directors recommends you vote "ONE YEAR" for the following proposal: NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2 and Proposal 3, and "ONE YEAR" for Proposal 4. COREWEAVE, INC. ATTN: INVESTOR RELATIONS 290 W MT. PLEASANT AVE., SUITE 4100 LIVINGSTON, NJ 07039 2.&#9; Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. For Against Abstain ! !!! Three Years One Year Two Years Abstain !! For Withhold VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CRWV2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CoreWeave, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com. V91648-P50345 COREWEAVE, INC. Annual Meeting of Stockholders June 8, 2026 at 4:00 p.m. Eastern Time This proxy is solicited by the Board of Directors &#9;&#9; The undersigned hereby appoints Michael Intrator and Kristen McVeety, or either of them, to represent the undersigned and to vote all of the shares of Class A common stock and/or Class B common stock in CoreWeave, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 4:00 p.m. Eastern Time on June 8, 2026, virtually at www.virtualshareholdermeeting.com/CRWV2026, and at any adjournment or postponement thereof. &#9;&#9; This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)